                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of report (date of earliest event reported):  July 11, 1997


                              DLB OIL & GAS, INC.
             (Exact name of registrant as specified in its charter)


                                    OKLAHOMA
         (State or other jurisdiction of incorporation or organization)

       0-26484                                            73-1358299
(Commission File Number)                    (I.R.S. Employer Identification No.)

   1601 N.W. EXPRESSWAY, SUITE 700
      OKLAHOMA CITY, OKLAHOMA                              73118-1401
(Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code:  405-848-8808

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

                 Previously filed under Form 8-K dated July 28, 1997.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA CONSOLIDATED FINANCIAL INFORMATION AND EXHIBITS

         (a)     Consolidated Financial Statements - WRT Energy Corporation

                       Independent Auditors' Report

                       Consolidated Balance Sheets, December 31, 1996 and 1995

                       Consolidated Statements of Operations, Years Ended
                           December 31, 1996, 1995 and 1994

                       Consolidated Statements of Shareholders' Equity, Years
                           Ended December 31, 1996, 1995 and 1994

                       Consolidated Statements of Cash Flows, Years Ended
                           December 31, 1996, 1995 and 1994

                       Notes to Consolidated Financial Statements

                       Consolidated Balance Sheet, June 30, 1997 (Unaudited)

                       Consolidated Statements of Operations (Unaudited), Six
                           Months Ended June 30, 1997 and 1996

                       Consolidated Statements of Cash Flows (Unaudited), Six
                           Months Ended June 30, 1997 and 1996

                       Notes to Consolidated Financial Statements (Unaudited)

         (b)     Pro Forma Consolidated Financial Statements - DLB Oil & Gas,
                 Inc.

                       Unaudited Pro Forma Consolidated Balance Sheet as of
                           June 30, 1997

                       Unaudited Pro Forma Consolidated Statements of
                           Operations, Year Ended December 31, 1996 and the Six Months Ended June 30, 1997

                       Notes to Unaudited Pro Forma Consolidated Financial
                           Statements

          (c)    Exhibits


                       2.0     Warrant Agreement dated July 10, 1997 (1)

                       2.1     Registration Rights Agreement dated July 10, 1997 (1)

                       2.2     Commitment Agreement dated January 20, 1997 (1)

                       2.3     Subscription Rights Agreement (1)

                       2.4     Liquidating Trust Agreement dated July 10, 1997 (1)

                      23.1     Independent Auditor's Consent



-------------------------
         (1)     Previously filed under Form 8-K dated July 28, 1997

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.


                                          DLB Oil & Gas, Inc.

                                               /s/  Mike Liddell
                                          -------------------------------------
                                          Mike Liddell, Chief Executive Officer


                                               /s/  Ron Youtsey
                                          -------------------------------------
                                          Ron Youtsey, Chief Financial Officer

Date:  September 29, 1997

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
WRT Energy Corporation


         We have audited the accompanying consolidated balance sheet of WRT Energy Corporation and subsidiary (the Company) (a debtor in possession as of February 14, 1996) as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of the Company as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

         The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern which contemplates among other things, the realization of assets and liquidation of its liabilities in the ordinary course of business. As discussed in Note 2 to the consolidated financial statements, the Company's Plan of Reorganization was confirmed by the bankruptcy court on May 5, 1997 and is subject to certain material conditions before its effective date. However, continuation of the Company as going concern and realization of its assets and liquidation of its liabilities is dependent upon, among other things, the Company's ability to achieve successful future operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

         As discussed in Note 6 to the consolidated financial statements, the Company has adopted the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," in 1995.


                                                   Kpmg Peat Marwick LLP

Houston, Texas
July 3, 1997

                             WRT ENERGY CORPORATION
                (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
                           CONSOLIDATED BALANCE SHEET
                           DECEMBER 31, 1996 AND 1995

                                                                                     1996            1995
                                                                                 -------------    -------------
                                    ASSETS
Current assets:
      Cash and cash equivalents ..............................................   $   5,679,000    $   1,608,000
      Accounts receivable, net of allowance for doubtful accounts of
         $4,966,000 and $448,000 for 1996 and 1995, respectively .............       3,667,000        7,139,000
      Prepaid expenses and other .............................................         633,000          768,000
                                                                                 -------------    -------------
                                                                                     9,979,000        9,515,000

Cash held in escrow ..........................................................         831,000          710,000
Property and equipment, net - successful efforts method ......................      56,899,000       63,913,000
Debt issuance costs, net .....................................................         367,000        5,109,000
                                                                                 -------------    -------------
                                                                                 $  68,076,000    $  79,247,000
                                                                                 =============    =============

                      LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
      Accounts payable and accrued liabilities ...............................   $   5,529,000    $  23,576,000
      Pre-petition liabilities not subject to compromise .....................      16,752,000                -
      Pre-petition liabilities subject to compromise .........................     136,346,000                -
      Long-term debt in default ..............................................               -      113,949,000
      Minimum production guarantee obligation ................................               -        3,591,000
                                                                                 -------------    -------------
                                                                                   158,627,000      141,116,000

Shareholders' deficit:
      Preferred stock - $.01 par value, 2,000,000 authorized, 1,265,000 issued and outstanding at December 31, 1996 and
         1995, respectively ..................................................      27,677,000       27,677,000
      Common stock - $.01 par value, 50,000,000 authorized,
         9,539,207 issued and outstanding at
         December 31, 1996 and 1995, respectively ............................          95,000           95,000
      Paid-in capital ........................................................      39,571,000       38,866,000
      Accumulated deficit ....................................................    (157,562,000)    (128,175,000)
      Treasury stock (35,100 shares at December 31, 1996 and 1995) ...........        (332,000)        (332,000)
                                                                                 -------------    -------------
             Total shareholders' deficit .....................................     (90,551,000)     (61,869,000)
                                                                                 -------------    -------------
Commitments and contingencies
                                                                                 $  68,076,000    $  79,247,000
                                                                                 =============    =============

          See accompanying notes to consolidated financial statements.

                             WRT ENERGY CORPORATION
                (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                 1996             1995              1994
                                                              -------------   -------------    --------------

Revenues:
      Gas sales ...........................................   $  10,382,000    $  11,747,000    $   6,597,000
      Oil and condensate sales ............................      13,637,000       12,908,000        4,437,000
                                                              -------------    -------------    -------------

      Total revenues ......................................      24,019,000       24,655,000       11,034,000
Expenses:
      Production costs ....................................      13,304,000        9,534,000        3,077,000
      Production taxes ....................................       1,791,000        2,139,000          811,000
      Depreciation, depletion and amortization ............       7,973,000       12,645,000        3,201,000
      General and administrative expenses .................       3,210,000        4,882,000        3,037,000
      Provision for doubtful accounts .....................       5,158,000        2,007,000                -
      Restructuring charges ...............................               -        1,433,000                -
      Minimum production guarantee obligation .............       5,555,000        3,591,000                -
      Impairment of long-lived assets .....................       3,864,000      103,266,000                -
                                                              -------------    -------------    -------------
                                                                 40,855,000      139,497,000       10,126,000
                                                              -------------    -------------    -------------
             Income (loss) from operations ................     (16,836,000)    (114,842,000)         908,000
Interest expense ..........................................       5,562,000       13,759,000           19,000

Gain on sale of oil and gas properties ....................               -                -        3,033,000
Other income, net .........................................         356,000          426,000          344,000
                                                              -------------    -------------    -------------
             Income (loss) before reorganization costs and
                    income taxes ..........................     (22,042,000)    (128,175,000)       4,266,000
Reorganization costs ......................................       7,345,000                -                -
                                                              -------------    -------------    -------------
             Income (loss) before income taxes ............     (29,387,000)    (128,175,000)       4,266,000
Income tax expense ........................................               -                -           36,000
                                                              -------------    -------------    -------------
         Net income (loss) ................................     (29,387,000)    (128,175,000)       4,230,000
Dividends on preferred stock (undeclared in 1996) .........      (2,846,000)      (2,846,000)      (2,846,000)
                                                              -------------    -------------    -------------
         Net income (loss) available to common shareholders   $ (32,233,000)   $(131,021,000)   $   1,384,000
                                                              =============    =============    =============

Per common share:
Earnings (loss) per common and common equivalent
      share ...............................................   $       (3.38)   $      (13.84)   $        0.18
                                                              =============    =============    =============

Average common and common equivalent shares
      outstanding .........................................       9,539,000        9,466,000        7,792,000
                                                              =============    =============    =============


          See accompanying notes to consolidated financial statements.

                             WRT ENERGY CORPORATION
                (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
            CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                        1996             1995            1994
                                                                   --------------   -------------   --------------

Preferred stock ................................................   $  27,677,000    $  27,677,000    $  27,677,000
Common stock:
    Balance at beginning of year ...............................          95,000           90,000           65,000
        Issued to purchase oil and gas properties ..............               -            2,000           18,000
        Exercise of common stock options and warrants ..........               -            6,000            7,000
        Restricted common stock cancellation ...................               -           (3,000)               -
                                                                   -------------    -------------    -------------
    Balance at end of year .....................................          95,000           95,000           90,000
Paid-in-capital:
    Balance at beginning of year ...............................      38,866,000       38,516,000       21,426,000
        Issued to purchase oil and gas properties ..............               -        1,615,000       14,948,000
        Exercise of common stock options and warrants ..........               -        2,502,000        3,833,000
        Cancellation of restricted stock plan ..................               -       (2,157,000)               -
        Issuance of warrants ...................................               -        1,600,000                -
        Reversal of preferred stock dividends previously accrued         712,000                -                -
        Dividends on preferred stock (undeclared in 1996) ......               -       (2,846,000)      (1,691,000)
        Other ..................................................          (7,000)        (364,000)               -
                                                                   -------------    -------------    -------------
    Balance at end of year .....................................      39,571,000       38,866,000       38,516,000
Accumulated deficit:
    Balance at beginning of year ...............................    (128,175,000)               -       (3,075,000)
                                                                                                     .............
        Net income (loss) before dividends on preferred stock ..     (29,387,000)    (128,175,000)       4,230,000
        Dividends on preferred stock ...........................               -                -       (1,155,000)
                                                                   -------------    -------------    -------------
    Balance at end of year .....................................    (157,562,000)    (128,175,000)               -
Deferred compensation:
    Balance at beginning of year ...............................               -       (2,430,000)      (2,700,000)
        Amortization of restricted stock .......................               -          270,000          270,000
        Cancellation of restricted stock plan ..................               -        2,160,000                -
                                                                   -------------    -------------    -------------
    Balance at end of year .....................................               -                -       (2,430,000)
Treasury stock:
    Balance at beginning of year ...............................        (332,000)        (315,000)               -
        Purchase of treasury stock .............................               -          (17,000)      (1,568,000)
        Issued to purchase oil and gas properties ..............               -                -        1,253,000
                                                                   -------------    -------------    -------------
    Balance at end of year .....................................        (332,000)        (332,000)        (315,000)
                                                                   -------------    -------------    -------------
Shareholders' equity (deficit) .................................   $ (90,551,000)   $ (61,869,000)   $  63,538,000
                                                                   =============    =============    =============

          See accompanying notes to consolidated financial statements.

                             WRT ENERGY CORPORATION
                (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                      1996            1995             1994
                                                                 -------------   --------------   --------------
Cash flow from operating activities:
    Net income (loss) ........................................   $ (29,387,000)   $(128,175,000)   $   4,230,000
    Adjustments to reconcile net income (loss) to net cash
        provided by operating activities:
        Depreciation, depletion, and amortization ............       7,973,000       12,645,000        3,201,000
        Provision for doubtful accounts and notes receivable .       5,158,000        2,007,000                -
        Amortization of debt issuance costs ..................         909,000          759,000                -
        Write-off of debt issuance costs and Senior Notes
           discount ..........................................       5,263,000                -                -
        Amortization of restricted stock .....................               -          270,000          270,000
        Impairment of long-lived assets ......................       3,864,000      103,266,000                -
        Write-off of leasehold improvements ..................               -          946,000                -
        Gain on sale of oil and gas properties ...............          (5,000)          (3,000)      (3,033,000)
        Write-off of accounts receivable included in
            production costs .................................      (1,172,000)               -                -
    Changes in operating assets and liabilities:
        Accounts receivable ..................................        (515,000)      (2,249,000)      (3,553,000)

        Prepaid expenses and other ...........................         132,000         (349,000)        (406,000)
        Accounts payable and accrued liabilities .............     (18,376,000)      13,551,000        4,207,000
        Pre-petition liabilities subject to compromise .......      28,236,000                -                -
        Pre-petition liabilities not subject to compromise ...       1,505,000                -                -
        Minimum production guarantee obligation ..............       5,555,000        3,591,000                -
                                                                 -------------    -------------    -------------
           Net cash provided by operating activities .........       9,140,000        6,259,000        4,916,000

Cash flow from investing activities:
    Decrease in notes and other receivables ..................               -           69,000          333,000
    Additions to cash held in escrow .........................        (121,000)        (220,000)        (240,000)
    Additions to property and equipment ......................      (4,823,000)    (116,730,000)     (40,087,000)
    Proceeds from sale of oil and gas properties .............           5,000          390,000       11,765,000
                                                                 -------------    -------------    -------------
           Net cash used in investing activities .............      (4,939,000)    (116,491,000)     (28,229,000)
Cash flow from financing activities:
    Proceeds from borrowings .................................               -      126,141,000        7,000,000
    Proceeds from issuance of warrants .......................               -        1,600,000                -
    Debt issuance costs ......................................               -       (5,722,000)               -
    Principal payments on borrowings .........................        (130,000)     (19,603,000)        (206,000)
    Purchase of treasury stock ...............................               -          (17,000)      (1,569,000)
    Proceeds from option and warrant exercises ...............               -        2,508,000        3,840,000
    Common stock filing fees .................................               -         (120,000)               -
    Dividends on preferred stock .............................               -       (2,135,000)      (2,135,000)
                                                                 -------------    -------------    -------------
           Net cash (used in) provided by financing activities        (130,000)     102,652,000        6,930,000
    Net increase (decrease) in cash and cash equivalents .....       4,071,000       (7,580,000)     (16,383,000)
    Cash and cash equivalents - beginning of year ............       1,608,000        9,188,000       25,571,000
                                                                 -------------    -------------    -------------
    Cash and cash equivalents - end of year ..................   $   5,679,000    $   1,608,000    $   9,188,000
                                                                 =============    =============    =============


          See accompanying notes to consolidated financial statements.

                             WRT ENERGY CORPORATION
                (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
                CONSOLIDATED STATEMENT OF CASH FLOWS, CONTINUED
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                 1996             1995           1994
                                                             -------------    -------------  -------------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
    INFORMATION
        Interest paid .....................................  $           -    $  8,232,000   $     18,000
        Income taxes paid .................................              -          36,000              -

SUPPLEMENTAL INFORMATION OF NON-CASH
    INVESTING AND FINANCING ACTIVITIES
        Common stock issued to purchase oil and gas
           properties .....................................              -       1,617,000     14,966,000

        Note receivable from sale of property and
           equipment ......................................              -       3,400,000      5,700,000
        Reduction in drilling and workover rigs and marine
           equipment notes receivable and related deferred
           gain ...........................................              -       1,763,000              -
        Accrued dividends on preferred stock ..............       (712,000)        712,000        712,000
        Treasury stock issued to purchase oil and gas
           properties .....................................              -               -      1,253,000
        Deferred gain on sale of oil property and equipment              -               -     (1,805,000)

          See accompanying notes to consolidated financial statements.

                             WRT ENERGY CORPORATION
                (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  DESCRIPTION OF BUSINESS

       WRT Energy Corporation, a Texas corporation, and subsidiaries, are referred to herein collectively as "WRT" or the "Company". The Company owns and operates mature oil and gas properties in the Louisiana Gulf Coast. The Company seeks to increase both the current production and total oil and gas recovery through the use of advanced technologies, including sophisticated radioactive logging equipment owned by the Company and fluid separation technologies.

2. THE REORGANIZATION CASE

       Chapter 11 Bankruptcy Filing

       On February 14, 1996, ("Petition Date"), the Company filed a petition with the Bankruptcy Court for the Western District of Louisiana ("Bankruptcy Court") for protection under Chapter 11 of the Federal Bankruptcy Code. Such case is referred to herein as the "Reorganization Case". Upon filing of the voluntary petition for relief, the Company, as debtor-in-possession, was authorized to operate its business for the benefit of claim holders and interest holders, and has continued to do so, without objection or request for appointment of a trustee. All debts of the Company as of the Petition Date are currently stayed by the bankruptcy petition and subject to compromise pursuant to such proceedings. The Company has operated its business and managed its assets in the ordinary course as debtor-in-possession, and has obtained court approval for transactions outside the ordinary course of business.

       Plan of Reorganization

       On October 22, 1996, the Company accepted and signed the proposal ("DLBW Proposal") submitted by DLB Oil & Gas, Inc. ("DLB") and Wexford Management LLC ("Wexford"), on behalf of its affiliated investment funds, providing the terms of a proposed capital investment in a plan of reorganization for the Company. DLB and Wexford are collectively referred to herein as DLBW. The Company subsequently obtained Bankruptcy Court approval of the expense reimbursement provisions of the DLBW Proposal.

       Subsequent to the Company's execution of the DLBW Proposal, DLB commenced negotiations with Texaco Exploration and Production, Inc. ("TEPI") regarding, (i) the claim asserted by TEPI against the Company and its affiliates ("Texaco Claim"), (ii) the purchase of certain interests owned by TEPI in the West Cote Blanche Bay Field ("WCBB Assets") and (iii) the Contract Area Operating Agreement on the WCBB Assets and various other agreements relating thereto. As a result of the negotiations, TEPI and DLB reached an agreement pursuant to which DLB (i) agreed to purchase the Texaco Claim, (ii) as required by TEPI, agreed to purchase the WCBB Assets from TEPI, and (iii) will guarantee ("P&A Guarantee") the performance of all plugging and abandonment obligations related to both the WCBB assets and the Company's interests in West Cote Blanche Bay Field ("WCBB") and, in order to implement the P&A Guarantee, will pay into a trust ("P&A Trust") established for the benefit of the State of Louisiana, $1,000,000 on or before the first date, no less than thirty days nor more than ninety days following the confirmation date of May 5, 1997, on which (i) the confirmation order has been stayed and (ii) the conditions to effectiveness have been satisfied (the " Effective Date") and certain other amounts. This transaction closed on March 11, 1997.

                            WRT ENERGY CORPORATION
               (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

       On January 20, 1997, WRT and DLBW jointly filed the First Amended Joint Plan of Reorganization ("Plan") and First Amended Disclosure Statement. The Plan contemplates (i) the issuance to WRT's unsecured creditors, on account of their allowed claims, an aggregate of 10 million shares of New WRT ("New WRT") Common Stock, (ii) the issuance to WRT's unsecured creditors, on account of their allowed claims, of the right to purchase an additional 3,800,000 of New WRT Common Stock at a purchase price of $3.50 per share ("Rights Offering"), (iii) the issuance to DLBW and affiliates of the number of shares of New WRT Common Stock obtained by dividing DLBW's allowed secured claim amount by a purchase price of $3.50 per share, (iv) the purchase by DLBW of all shares of New WRT Common Stock not otherwise purchased pursuant to the Rights Offering, (v) the transfer by DLB of the WCBB Assets to New WRT along with the associated P&A trust fund and associated funding obligation in exchange for 5,000,000 shares of New WRT Common Stock and in exchange the transfer by New WRT to TEPI certain assets and non-producing acreage, and (vi) the funding by WRT of $3,000,000 to an entity (the "Litigation Entity") to which WRT will transfer any and all causes of action, claims, rights of actions, suits or proceedings which have been or could be asserted by WRT except for (a) the action to recover unpaid production proceeds payable to WRT by Tri-Deck Oil & Gas Company and (b) the foreclosure action to recover title to certain assets (See Note 4 regarding recovery of drilling and workover rigs). New WRT will own a 12% economic interest in the Litigation Entity and the remainder of the economic interests in the Litigation Entity will be allocated to unsecured creditors and DLBW based on their ownership percentage of the 13.8 million shares to be distributed and issued as described in (i) and (ii) above.

       As a consequence of these transactions, upon the Effective Date of the Plan, New WRT will own one hundred percent (100%) of the working interest in the shallow contract area at WCBB. The proceeds from the Rights Offering will be utilized to provide the cash necessary to satisfy Administrative and Priority Claims, fund the Litigation Entity with $3,000,000 and provide New WRT with working capital. New WRT will continue to conduct business and own and operate the oil and gas properties. The Litigation Entity will pursue causes of action assigned to it under the Plan. The beneficiaries of the Litigation Entity will be unsecured creditors, DLBW and New WRT, which will own 12% of the Litigation Entity.

       On May 5, 1997, the Bankruptcy Court confirmed WRT's Plan of Reorganization, as amended. The effective date of the Plan was July 11, 1997. WRT's financial statements will reflect fresh-start reporting, as defined by the Accounting Standards Division of the American Institute of Certified Public Accountants Statement of Position Number 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"), as of the effective date when all material conditions precedent to the Plan became binding. Under SOP 90-7, the reorganization value, or enterprise value, of the entity is allocated to the entity's assets in conformity with the purchase method described in Accounting Principles Board ("APB") Opinion No.16, "Business Combinations." Upon the effective date, New WRT allocated the actual reorganization value to the entity's assets.

       An unaudited pro forma condensed balance sheet reflecting the anticipated fresh start reporting had the Plan become effective on December 31, 1996 is as follows:

                            WRT ENERGY CORPORATION

               (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


                                                       December 31, 1996
                                -----------------------------------------------------------------
                                                     Proforma                       (Unaudited)
                                  Historical        Adjustments                      Proforma
                                ==============    ==============                   ==============

Cash                            $    5,679,000    $    3,855,000   d,e,f,g,h,i,j   $    9,534,000
Accounts receivable, net             3,667,000          -                               3,667,000
Other current assets                   663,000          -                                 633,000
                                --------------    --------------                   --------------
       Total current assets          9,979,000         3,855,000                       13,834,000
                                --------------    --------------                   --------------
Property and equipment, net         56,899,000        14,152,000   a,c                 71,051,000
                                --------------    --------------                   --------------
Other assets                         1,198,000            20,000   e                    1,218,000
                                --------------    --------------                   --------------
                                $   68,076,000    $   18,027,000                   $   86,103,000
                                ==============    ==============                   ==============
Current liabilities             $  158,627,000    $ (154,807,000)  d,e,g,h,i       $    3,820,000
                                --------------    --------------                   --------------
Long-term debt                         -              15,000,000   e                   15,000,000
                                --------------    --------------                   --------------
Stockholders' equity (deficit)     (90,551,000)      157,834,000   a,b,c,f,g,h,i       67,283,000
                                --------------    --------------                   --------------
                                $   68,076,000    $   18,027,000                   $   86,103,000
                                ==============    ==============                   ==============


       The condensed unaudited pro forma balance sheet is not necessarily indicative of the actual fresh start balance sheet as of the Effective date.

   Assumptions used in the preparation of this unaudited pro forma balance sheet are as follows:

   a. To adjust oil and gas properties and other property and equipment to fair market value in accordance with SOP 90-7.

   b. All of the currently outstanding preferred stock, common stock, paid-in capital and treasury stock were canceled, resulting in a decrease in equity of $65,659,000.

   c. The Company issued 5,000,000 shares of New WRT stock in exchange for oil and gas properties valued at $13,500,000.

                            WRT ENERGY CORPORATION
                (A DEBTOR-IN-POSESSION AS OF FEBRUARY 14, 1996)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)



   d. The INCC note of $15,000,000 was paid in full, including unpaid interest accrued through December 31, 1996 of $1,593,000.

   e. Financing was recorded from ING in the amount of $15,000,000 less $187,000 in loan fees which were deducted from the loan proceeds and $200,000 in loan fees which are due in two annual installments of $100,000 each. Additionally, $367,000 of debt issuance costs related to the INCC note were written-off

   f. Stock rights offerings in the amount of $13,300,000 were recorded reflecting the issuance of 3,800,000 additional shares at $3.50 per share.

   g. Priority and secured claims in the amount of $13,105,000 were exchanged for 2,681,000 shares of stock and $3,720,000 in cash.

   h. Unsecured claims in the amount of $124,364,000 were exchanged for 10,000,000 shares of New WRT.

   i.  Establishment of a litigation trust in the amount of $3,000,000.

   j.  Payment of administrative claims in the amount of $945,000.

3. SIGNIFICANT ACCOUNTING POLICIES

       Going Concern Considerations

       The accompanying financial statements of the Company have been prepared on a going concern basis, which contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business. As described in Note 2 above, the Company has filed for reorganization under Chapter 11 of the United States Bankruptcy Code. The consolidated financial statements do not include any adjustments relating to recoverability and classification of reported asset amounts or the amounts and classification of liabilities that might result from the ultimate resolution of the Plan of Reorganization.

       On the Effective Date of the Plan of Reorganization, the Company will utilize fresh-start reporting in accordance with the requirements of SOP 90-7. The application of SOP 90-7 will result in the creation of a new reporting entity having no retained earnings or accumulated deficit.

       Consolidation

       The consolidated financial statements include the accounts of WRT Energy Corporation and its wholly-owned subsidiary, WRT Technologies, Inc. Until December 31, 1995, WRT owned 100% of the stock of two subsidiaries, Tesla Resources, Inc. ("Tesla") and Southern Petroleum, Inc. ("Southern Petroleum"). On that date, both Tesla and Southern Petroleum were merged into WRT with WRT emerging as the sole surviving corporation. In November 1995, WRT formed a wholly-owned subsidiary, WRT Technologies, Inc., which was established to own and operate WRT's proprietary, radioactive, cased-hole logging technology. As of

                            WRT ENERGY CORPORATION
               (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)



December 31, 1996, WRT Technologies, Inc. held only immaterial assets and had no operating activities. All significant intercompany transactions have been eliminated.

    Cash and Cash Equivalents

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents for purposes of the statement of cash flow.

    Fair Value of Financial Instruments

    Cash, accounts receivable and accounts payable and accrued liabilities approximate fair value due to the short- term maturity of these financial instruments.

    Due to their nature, pre-petition liabilities not subject to compromise and pre-petition liabilities subject to compromise do not have reasonably estimatable fair values.

    At December 31, 1995, the fair value of the Company's long-term debt in default, approximately $50,000,000, was estimated based on quoted market prices for the Senior Notes (defined herein), and based on the principle balance outstanding for the Credit Facility (defined herein), because it bears interest rates that adjust to market rates.

    Depreciation and Amortization

    The Company provides for depreciation and amortization on the straight-line basis as follows:

     Office equipment   . . . . . . . . . . . . . . . . .  5-10 years
     Shop equipment   . . . . . . . . . . . . . . . . . .  3-5 years
     Field and wireline equipment   . . . . . . . . . . .  5-15 years

    Oil and Gas Operations

    The Company follows the successful efforts method of accounting for its oil and gas operations. Under the successful efforts method, costs of productive wells, development dry holes and productive leases are capitalized and amortized on a unit-of-production basis over the life of the remaining proved reserves. The Company's estimate of future dismantlement and abandonment costs has been considered in computing the aforementioned amortization.

    Cost centers for amortization purposes are determined based on a reasonable aggregation of properties with common geological structures or stratigraphic conditions, such as a reservoir or field. The Company performs a review for impairment of proved oil and gas properties on a depletable unit basis when circumstances suggest the need for such a review. For each depletable unit determined to be impaired, an impairment loss equal to the difference between the carrying value and the fair value of the depletable unit will be recognized. Fair value, on a depletable unit basis, is estimated to be the present value of expected future net cash flows computed by applying estimated future oil and gas prices, as determined by management, to estimated future production of oil and gas reserves over the economic lives of the reserves.

                            WRT ENERGY CORPORATION
               (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

       Exploration expenses, including geological, geophysical and costs of carrying and retaining undeveloped properties are charged to expense as incurred.

       Unproved properties are assessed periodically and a loss is recognized to the extent, if any, that the cost of the property has been impaired. If proved reserves are not discovered within one year after drilling is completed, costs are charged to expense.

       Earnings (Loss) per Share

       Earnings (loss) per share computations are calculated on the weighted-average of common shares and common share equivalents outstanding during the year. Common stock options and warrants are considered to be common share equivalents and are used to calculate earnings per common and common equivalent share except when they are anti-dilutive.

       Income Taxes

       The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are based on enacted tax rates applicable to the future period when those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period the rate change is enacted.

       Revenue Recognition

       Natural gas revenues are recorded in the month produced using the entitlement method, whereby any production volumes received in excess of the Company's ownership percentage in the property are recorded as a liability. If less than the Company's entitlement is received, the underproduction is recorded as a receivable. Oil revenues are recognized in the month produced.

       Concentrations of Credit Risk

       The Company operates in the oil and natural gas industry with sales to refineries, re-sellers such as pipeline companies, and local distribution companies. While certain of these customers are affected by periodic downturns in the economy in general or in their specific segment of the natural gas industry, the Company believes that its level of credit-related losses due to such economic fluctuations has been immaterial and will continue to be immaterial to the Company's results of operations in the long term. Unrelated to economic fluctuations, during 1996, the Company incurred a bad debt in the amount of $4,278,000 related to marketing of its oil and gas by Tri-Deck Oil & Gas Company ("Tri-Deck"). See Notes 5 and 18 for further discussion.

       During the years ended December 31, 1996, 1995 and 1994, approximately 89%, 79% and 52%, respectively, of the Company's revenues from oil and natural gas sales were attributable to sales to five

                            WRT ENERGY CORPORATION
               (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

   primary customers: Tri-Deck, Plains Marketing and Transportation, Inc., Texas-Ohio Gas, Inc., Riverside Pipeline Company and Prior Energy.

       Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and revenues and expenses during the reporting period. The financial statements are highly dependent on oil and gas reserve estimates which are inherently imprecise. Actual results could differ from those estimates.

       Stock Options

       As more fully described in Note 13, the Company has various employee and outside director stock option plans outstanding at December 31, 1996. Statement of Financial Accounting Standards ("SFAS") No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"), issued in October 1995, allows a company to adopt a fair value based method of accounting for its stock-based compensation plans, or to continue to follow the intrinsic value method of accounting prescribed by APB Opinion No. 25 "Accounting for Stock Issued to Employees", in accounting for its stock option plans. In accordance with APB Opinion No 25, compensation costs are not recognized in the Company's fixed stock option plans.

       The Company has elected to continue to apply APB Opinion No. 25 in accounting for its granted stock options and accordingly, no compensation cost has been recognized for the fair value of stock options granted to employees and outside directors in the financial statements. Had the Company recognized compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated in the table below. The pro forma amounts shown below do not include the effects of stock options granted prior to January 1, 1995. The pro forma net loss reflects only options granted in 1995, as no options were granted in 1996. The per share weighted average fair value of stock options granted during 1995 was $4.34 on the date of grant using the Black Scholes option-pricing model with the following assumptions: expected dividend yield 0%, risk free interest rate of 6.85% and 6.04% for the grants dated April 13, 1995 and September 1, 1995, respectively, expected volatility of 90.4% and an expected life of five years. The full impact of compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net loss amounts presented below because compensation cost is reflected over the option vesting period of five years.

                                       1996                         1995
                                  ---------------              ---------------
      Net loss -
       As reported                $  (32,233,000)              $ (131,021,000)
       Pro forma                  $  (32,831,000)              $ (131,749,000)
      Net loss per share -
       As reported                $        (3.38)              $       (13.84)
       Pro forma                  $        (3.44)              $       (13.92)

                            WRT ENERGY CORPORATION
               (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


       The Company's stock options have no estimated fair value at December 31, 1996, as under the Company's proposed Plan, the holders of WRT stock options will receive no distribution and their rights will be extinguished.

   Commitments and Contingencies

       Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

       In October 1996, the American Institute of Certified Public Accountants issued SOP 96-1, "Environmental Remediation Liabilities." SOP 96-1 was adopted by the Company on January 1, 1997. It requires, among other things, that environmental remediation liabilities be accrued when the criteria of SFAS No. 5, "Accounting for Contingencies," have been met. SOP 96-1 also provides guidance with respect to the measurement of the remediation liabilities. Such accounting is consistent with the Company's method of accounting for environmental remediation costs. Therefore, adoption of SOP 96-1 will not have a material impact on the Company's financial position or results of operations.

4. PROPERTY AND EQUIPMENT

       The major categories of property and equipment and related accumulated depreciation, depletion and amortization as of December 31, 1996 and 1995 are as follows:



                                               1996                 1995
                                           -------------       -------------
       Oil and gas properties              $  77,541,000       $  75,609,000
       Equipment                               2,954,000           3,312,000
       Office furniture and fixtures           1,669,000           2,297,000
       Building                                  235,000             236,000
       Land                                      260,000             263,000
                                           -------------       -------------

       Total property and equipment           82,659,000          81,717,000
       Accumulated depreciation,
         depletion and amortization          (25,760,000)        (17,804,000)
                                           -------------       -------------
       Property and equipment, net         $  56,899,000       $  63,913,000
                                           =============       =============

       In December 1994, the Company sold four drilling and workover rigs, obtained in connection with certain oil and gas property acquisitions, to an oil field service contractor for a total consideration of $3,900,000. The purchaser gave a 6% secured promissory note in exchange. No gain or loss was recognized at the date of the sale. The $1,000,000 gain on the sale was deferred and was being realized over the life of the note. Concerns about the ability of the purchaser to perform pursuant to the terms of the contract resulted in the Company reversing the deferred gain in September 1995. At December 31, 1995, the related note receivable was canceled. The Company has hired counsel and currently is seeking to recover the collateral securing these notes.

                            WRT ENERGY CORPORATION
               (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

       In December 1994 and May 1995, the Company sold to the same oil field service contractor marine and oil field service equipment for a total consideration of $5,200,000. The purchaser gave two 6% secured promissory notes in exchange. No gain or loss was recognized at the date of the sale. The $800,000 gain on the sale was deferred and was being realized over the life of the notes. Concerns about the ability of the purchaser to perform pursuant to the terms of the contracts resulted in the Company reversing in September 1995 the deferred gain. At December 31, 1995, the two related promissory notes were fully canceled. The Company has hired counsel and is currently seeking to recover the collateral securing these notes.

5.     PROVISION FOR DOUBTFUL RECEIVABLES

       The Company has recorded provisions for certain receivables in which collectibility is uncertain as follows:

       In April 1995, the Company allegedly entered into a marketing agreement with Tri-Deck pursuant to which Tri-Deck would market all of the Company's oil and natural gas production. Subsequent to the agreement, Tri-Deck's principal, James Florence, who was also serving as WRT's Director of Marketing, assigned to Plains Marketing its right to market the Company's oil production and entered into a contract with Perry Oil and Gas to market the Company's gas production. During the early stages of the Company's Reorganization Case, Tri-Deck failed to make payments to the Company attributable to several months of the Company's gas production. Due to the uncertainty of the amount that will be recovered from Tri-Deck, the Company has recorded an allowance for this receivable in the amount of $4,278,000. Of this amount, approximately $1,700,000 related to the receivable from Tri-Deck for the purchase of WRT's April and May, 1996 gas production and has been deposited into a depository account with the Bankruptcy Court's registry. See Note 18 for further details.

       The Company has a long-term receivable, recovery of which is made in the form of a production payment from the oil and gas revenues in certain Company operated oil and gas properties. The most significant well underlying the production payment ceased production during the third quarter of 1995 due to mechanical failure of the well bore. As a result, the ultimate recovery of the remaining receivable is uncertain. The Company wrote-off the remaining $472,000 receivable balance in 1995.

       During 1994, the Company made two personal loans of $62,500 and $300,000 to an executive officer of the Company on an unsecured basis payable on the last day of February and June 1995, respectively. The loan for $62,500 was repaid in March 1995 and the $300,000 loan maturity date was extended until December 31, 1995. The loan was not repaid when due on December 31, 1995 and the Company has recorded an allowance of $300,000 for this note. The executive resigned from the Company in January 1995. The executive officer filed for personal debt protection subsequent to December 1996.

                            WRT ENERGY CORPORATION
               (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


6. IMPAIRMENT OF LONG-LIVED ASSETS AND NOTES RECEIVABLE

       Effective December 31, 1995, the Company adopted SFAS No. 121 which requires that an impairment loss be recognized whenever the carrying amount of a long-lived asset exceeds the sum of the estimated future cash flows (undiscounted) of the asset. For each long-lived asset determined to be impaired, an impairment loss equal to the difference between the carrying value and the fair value of the asset is recognized. During 1995, the Company recorded a non-cash charge of $103,266,000 in connection with the adoption of this new accounting standard of which approximately $95,000,000 was related to the impairment of oil and gas properties, the result of significant downward revisions in the Company's proved oil and gas reserves at December 31, 1995. At December 31, 1996, the Company incurred an additional non-cash charge of $2,545,000 related to the further impairment of its oil and gas properties as well as the impairment of some of its field equipment. Principal fields suffering further impairment in value in 1996 were the Abbeville Field, the Lac Blanc Field, and the West Hackberry Field as a result of additional downward revisions in the proved oil and gas reserves at December 31, 1996.

       The Company also recorded non-cash charges related to certain rig, marine and field equipment owned or securing notes receivable. The Company originally expected this equipment would provide drilling and field services in the Company's oil and gas development program. Due to liquidity problems and the reduced level of development activity, the Company did not expect to utilize these assets in the near term and, accordingly, recovery of the related carrying cost was deemed unlikely. As a result of the adoption of SFAS No. 121, the Company recorded an impairment of $ 7,900,000 related to this equipment in 1995. During 1996, the Company incurred an additional non-cash charge of $1,319,000 related to the further impairment of its office and field equipment. Of this balance, $815,000 relates primarily to a write down of the Company's office equipment and computer hardware and software to its appraised fair value, and the balance of $504,000 relates to a write-down of the wire-line equipment to its appraised fair value.

7. RESTRUCTURING CHARGES AND REORGANIZATION COSTS

       The Company incurred certain restructuring costs in connection with its change in strategy and corporate structure. For the year ended 1995, these costs consisted primarily of the write-off of approximately $1,000,000 in leasehold improvements related to the relocation of the Company's operations from The Woodlands, Texas, approximately $300,000 in severance costs related to staff reductions and changes in senior management and $100,000 in legal fees and other costs directly related to the Company's Reorganization Case.

       During 1996, the company incurred $7,345,000 in reorganization costs, primarily consisting of professional fees totaling $2,594,000 and the write-off of previously capitalized debt issuance costs on the Senior Notes (herein defined) in the amount of $3,834,000.

                            WRT ENERGY CORPORATION
               (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


8. OIL AND GAS PROPERTY ACQUISITIONS

       Initial LLOG Property Acquisition

       In December 1994, the Company entered into a definitive agreement with LLOG Exploration Company ("LLOG") for the purchase of LLOG's working interest in the Bayou Penchant Field ("Initial LLOG Property"). The Company concluded the acquisition of the Initial LLOG Property in late January 1995 for a purchase price of approximately $15,600,000 plus a nonrefundable deposit of $5,000,000 towards the purchase from LLOG of certain additional oil and gas properties, described below. The approximately $20,600,000 paid to LLOG was financed by borrowings of $15,000,000 under the Company's Credit Facility, and by the issuance to LLOG of a short-term, promissory note for approximately $5,600,000 ("Seller Financing Note"). In early February 1995, the Company refinanced the Seller Financing Note from the proceeds of a $7,500,000 bridge loan ("Bridge Loan").

       Remaining LLOG Properties Acquisition

       In December 1994, the Company and LLOG also entered into a letter of intent for the purchase by the Company of a second group of oil and gas properties owned by LLOG ("Remaining LLOG Properties"). Separate purchase contracts for each of the Remaining LLOG Properties were entered into in January 1995. The Company concluded the acquisition of the Remaining LLOG Properties in early March 1995 for an aggregate purchase price of approximately $46,400,000, less the $5,000,000 nonrefundable deposit previously paid to LLOG in connection with the Company's acquisition of the Initial LLOG Property. The approximate $41,400,000 paid to LLOG was financed through offering of the Senior Notes in March 1995 as more fully described in Note 9.

       The Remaining LLOG Properties consist of working interests in four south Louisiana oil and gas fields: the Bayou Pigeon Field, the Deer Island Field, the Abbeville Field, and the Golden Meadow Field. The Company owns a 100% working interest in substantially all acreage comprising the Remaining LLOG Properties, other than the Abbeville Field in which it owns approximately 70% of the working interest. However, during 1996 a title dispute arose related to certain acreage in the Bayou Pigeon Field. See "Title to Oil and Gas Properties" in Note 18 for further discussion. The Company is the operator of the Initial LLOG Property and the Remaining LLOG Properties.

       West Cote Blanche Bay Field Acquisition

       In January 1995, the Company entered into an agreement in principle with an affiliate of Benton Oil and Gas Company and two affiliates of Tenneco, Inc., to purchase an additional 43.75% working interest in the West Cote Blanche Bay Field, a property in which the Company previously owned a 6.25% working interest. The agreement in principle contemplated that the sellers retain their interests in all depths below an average of approximately 10,500 feet. The purchase price for the additional interests in the West Cote Blanche Bay Field was approximately $20,000,000. The purchase was completed in April 1995. On March 11, 1997, in connection with the Plan, DLB executed definitive documentation with TEPI related to the West Cote Blanche

                            WRT ENERGY CORPORATION
               (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


   Bay Field, whereby DLB (i) acquired the claim asserted by TEPI against WRT
   (ii) acquired the remaining 50% working interest in the reservoirs above 10,500 feet in the West Cote Blanche Bay Field, and (iii) assumed certain operational and plugging and abandonment obligations related to the WCBB Assets. At the second closing, which is expected to occur on the Effective Date of the Plan, DLB will transfer the WCBB Assets to New WRT in exchange for five million (5,000,000) shares of New WRT Common Stock and the assumption by New WRT of certain plugging and abandonment obligations related to the West Cote Blanche Bay Field.

       Napoleonville Field

       In December 1994, the Company purchased a 100% working interest (approximately 75% net revenue interest) in leases covering approximately 300 acres in the Napoleonville Field for a purchase price of $9.8 million which was paid by the issuance of 1,300,000 shares of the Company's common stock

       During 1995, the Company purchased for approximately $1.2 million and $600,000, respectively, certain additional leasehold acreage in the Napoleonville Field and saltwater disposal facilities from BSFI. At the time of the purchase, BSFI, as a 5.5% common shareholder of the Company, was a related party. In connection with the purchase, the parties also effected the settlement of a potential dispute between BSFI and the Company related to an assertion by BSFI that the Company allegedly failed to timely register for resale of the 1,300,000 common shares issued to purchase the Napoleonville Field.

9. LONG-TERM DEBT

                                                               1995
   Long-term debt in default:
        Credit Facility  . . . . . . . . . . . . . . .     $  15,000,000
        Other long-term debt . . . . . . . . . . . . .           377,000
        Senior Notes . . . . . . . . . . . . . . . . .        98,572,000
                                                           -------------
                                                           $ 113,949,000
                                                           =============

        Credit Facility

        In December 1994, the Company entered into a $40,000,000 credit facility with International Nederlanden (U.S.) Capital Corporation ("INCC") ("Credit Facility") that is secured by substantially all of the Company's assets. At December 31, 1996 and 1995, WRT has borrowings outstanding of $15,000,000, the maximum amount of borrowings available under the Credit Facility. At December 31, 1995, the revolving loan borrowings were converted to a term loan whereby quarterly principal payments of one-sixteenth of the outstanding indebtedness were due and payable. Amounts outstanding under the Credit Facility bear interest at an annual rate selected by the Company of either (i) the London Inter-Bank offered rate ("LIBOR") plus 3%, or (ii) the Lender's prime lending rate plus 1.25%. The estimated fair value of the Company's indebtedness under its Credit Facility approximates the principal balance outstanding, as the facility bears interest at rates tied to market rates and is secured by substantially all of the Company's assets.

        At December 31, 1996 and 1995, the Company was in default under certain financial covenants of the Credit Facility. Accordingly, the Company has classified the debt as current at December 31, 1996 and 1995.

                            WRT ENERGY CORPORATION
               (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)



While in bankruptcy, INCC is stayed from enforcing certain remedies provided for in the credit agreement and the indenture. The Company, pursuant to an order of the Bankruptcy Court, did not make the scheduled interest payment of $400,000 to INCC on February 28, 1996, nor has the Company made any interest payments since that date. At December 31, 1996, accrued interest related to the credit facility was $1,593,000. In addition, the Company did not make the first scheduled principal payment of $900,000 due on the Credit Facility on March 31, 1996, nor has the Company made any other principal payments on this Credit Facility since that date.

     DLBW and ING (U.S.) Capital Corporation (successor to INCC) ("ING") have reached an agreement in principle providing for the consensual treatment of INCC's claim and for availability of a new loan to New WRT in the amount of $15,000,000. The agreement remains subject to the completion of definitive documentation, corporate approvals and certain other conditions.

     13 7/8% Senior Note Offering

     In February 1995, the Company offered 100,000 Units consisting of $100,000,000 aggregate principal amount of 137/8% Senior Notes and warrants ("Warrants") to purchase an aggregate of 800,000 shares of the Company's Common Stock ("Offering"). The net proceeds from the Offering were used to acquire the Remaining LLOG Properties, to repay the Bridge Loan and substantially all borrowings under the Credit Facility, to acquire an additional working interest in the West Cote Blanche Bay Field and for general corporate purposes.

     The Senior Notes are redeemable at the option of the Company in whole or in part, at any time on or after March 1, 2000. Prior to March 1, 1998, up to $35,000,000 of the aggregate principal amount of the Senior Notes will be redeemable at the option of the Company from the net proceeds of any public offering of Common Stock of the Company at 113.5% of the principal amount thereof, plus accrued interest.

     The Senior Notes are senior unsecured obligations of the Company ranking senior in right of payment to any subordinated indebtedness of the Company, and pari passu with the existing and future senior indebtedness of the Company. The Senior Notes and the Warrants are separately transferable. The Warrants became exercisable on June 1, 1995. Each Warrant entitles the holder thereof to purchase from the Company one share of Common Stock at a price of $8.00 per share. Unexercised Warrants will expire on March 1, 2000. See Note 12 regarding the warrants.

     The Senior Notes were issued under an indenture ("Indenture"), and such Indenture contains certain covenants that, among other things, limit (i) the incurrence of additional indebtedness; (ii) the payment of dividends or making of certain other restricted payments; (iii) the incurrence of liens; (iv) the disposition of subsidiary stock; (v) transactions with affiliates; (vi) certain sale and leaseback arrangements; (vii) investments; (viii) guarantees of indebtedness by subsidiaries; (ix) the imposition of restrictions on the subsidiaries' ability to make distributions to the Company; and (x) mergers, consolidations and transfers of assets. WRT was not in compliance with the provisions of the Indenture at December 31, 1996 and 1995. Accordingly, the Company has classified the debt as current at December 31, 1996 and 1995. See
Note 10 for further details regarding the treatment of this claim in the Plan.

     The Company, pursuant to an order of the Bankruptcy court, did not make the scheduled interest payment of $6,938,000 on March 15, 1996, nor has the Company made any interest payments since that date. In accordance with SOP 90-7, the Company has not recorded interest expense on the Senior Notes subsequent

                            WRT ENERGY CORPORATION
               (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


   to the Petition Date. At December 31, 1996, interest accrued related to the Senior Notes was $6,359,000. Had the Company accrued interest on the Senior Noted for the period subsequent to the Petition Date through December 31, 1996, an additional $12,141,000 of interest expense would have been recorded as of December 31, 1996.

10. DESCRIPTION OF THE PLAN RELATING TO CLAIMS

        By order entered on May 5, 1997, the Bankruptcy Court confirmed WRT's (and DLBW's) second amended joint Plan of Reorganization. Pursuant to the Plan, all liabilities incurred prior to the filing for bankruptcy are classified as pre-petition liabilities. Accordingly, pre-petition liabilities are separately identified on the accompanying balance sheet. Pre-petition liabilities not subject to compromise in the amount of $16,752,000 will (a) be paid in cash to the full amount of the claim or to the extent of collateral, (b) be paid in stock of New WRT at the amount of the claim divided by $3.50 per share, or (c) allowed priority tax claims will be paid in full in deferred cash payments in equal quarterly payments through the end of year 2001 with interest at a rate of LIBOR plus 2%. Pre-petition liabilities subject to compromise in the amount of $136,346,000 will be satisfied in the form of either (a) a cash payment of 50% of the allowed claim (for claims equal to or less that $2,500 in amount) or (b) a pro rata share of the 10,000,000 shares of New WRT Common Stock and the right to participate in the Rights Offering of 3,800,000 shares of New WRT common stock at $3.50 per common share (for claims in excess of $2,500). All preferred and common shareholder claims will extinguish under the Plan. All warrants and stock options are extinguished under the Plan.

        With respect to all claim related liabilities recorded in the accompanying balance sheet, such claims have been recorded in accordance with SFAS No.5, "Accounting for Contingencies," which dictates that the loss contingencies be accrued through a charge to income when (a) it is probable that a liability has been incurred at the financial statement date and (b) the amount of the liability can be reasonably estimated. Loss contingencies that do not meet these conditions are disclosed when the Company believes there is a reasonable possibility that a loss may have been incurred.


        As of December 31, 1996, the Company had disputed claims for which the Bankruptcy court has not made a final determination as to the ultimate liability, if any, of the Company. The Company has accrued certain amounts related to these disputed claims in its financial statements as of December 31, 1996 which are probable that a liability has been incurred and the amount of such liability can be reasonably estimated. The ultimate resolution of the claims will be reflected in the future financial statements as they are settled, and could vary significantly from the amounts accrued at December 31, 1996.


11. PREFERRED AND COMMON STOCK OFFERINGS

        Public Offering of Preferred Stock

        On October 27, 1993, the Company completed its public offering of 1,265,000 shares of 9% Convertible Preferred Stock ("Preferred Stock") at a price of $25 per share. The offering resulted in cash proceeds to the Company of $27,700,000, net of underwriting fees, commissions and offering costs. The proceeds of the offering were used to purchase additional oil and gas properties, to conduct oil and gas property development, to develop and fabricate logging tools and for general purposes.

                            WRT ENERGY CORPORATION
               (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


        The Preferred Stock has a liquidation preference of $25 per share and is convertible, at the option of the holder, into 2.083 shares of the Company's common stock. Commencing on October 20, 1994, if the last reported sales price of the common stock equals or exceeds $15.60 per share for ten consecutive trading days, the Preferred Stock will convert automatically into common stock. No shares were converted under this provision, as the last reported sales price of the common stock did not equal or exceed $15.60 per share for ten consecutive trading days. The Preferred Stock was not redeemable before October 20, 1995. Dividends on the Preferred Stock will accrue and are cumulative from October 20, 1993, and are payable quarterly in arrears when declared by the Board of Directors. The Company was precluded under the terms of the Senior Note Indenture and Credit Facility from declaring any dividends during 1996. As a result of this and the bankruptcy proceedings, the Company did not accrue dividends payable on its Preferred Stock during 1996. In addition, accrued and unpaid Preferred Stock dividends at December 31, 1995 have been reversed in the 1996 financial statements. See Note 10 for treatment under the Plan of Reorganization.

12. COMMON STOCK WARRANTS

        As a result of various public and private common and preferred stock and senior notes offerings, litigation settlements and oil and gas property acquisitions, the Company had 1,149,167 and 1,699,167 common stock warrants outstanding as of December 31, 1996 and 1995, respectively, for the right to purchase the Company's common stock at prices ranging from $6.45 to $14.40 per share.

        Under the Company's Plan, the holders of WRT warrants will receive no distribution and their rights will be extinguished; therefore, the WRT warrants have no estimated fair value at December 31, 1996.

13. STOCK OPTION AND STOCK GRANT PLANS

        Between 1991 and 1995, the Company issued stock options to its employees and outside directors. As of December 31, 1996 and 1995, 1,781,450 and 2,056,450 options, respectively, were outstanding with exercise prices ranging from $2.00 to $11.00 per common share. All of the aforementioned options either have expired due to the termination of employment of the employee or director or will be canceled as a result of the Plan.

        Additionally, in December 1993, the Company's shareholders approved a grant of an aggregate of 300,000 shares of restricted stock ("Restricted Stock") to the Company's four incumbent executive officers ("Restricted Stock Grant"). The Restricted Stock vested at a rate of 10% per year commencing on January 15, 1995. The Restricted Stock shares were subject to forfeiture restrictions and could not be sold, transferred or disposed of during the restriction period. During 1994, one executive officer's employment with the Company terminated prior to the vesting of any of his stock, and, pursuant to the terms of the Restricted Stock Grant, his 60,000 shares were reallocated among the remaining original three executive officers. Similarly, in February 1995, another executive officer's employment with the Company terminated prior to the vesting of any of his stock, and, pursuant to the terms of the Restricted Stock Grant, his 75,000 shares were reallocated among the remaining original two executive officers. During 1995 and 1994, the Company recorded to general and administrative expense $270,000 related to the amortization of this deferred compensation plan.

        The Restricted Stock Grant was terminated by the Company's Board of Directors on November 10, 1995. The two remaining participants were paid $90,000 and $18,000, respectively, for the cancellation of 225,000

                            WRT ENERGY CORPORATION
               (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


   and 48,750 shares beneficially owned. The Company recorded $108,000 in compensation expense in 1995 related to the termination of the plan.

        Changes in options outstanding under the various employee, executive and director plans described above for the years ended December 31, 1996, 1995 and 1994 are summarized as follows:



                                        Non-Qualified                              Weighted Average
                                        Stock Options                               Exercise Price
                               --------------------------------             -----------------------------
                               Outstanding          Exercisable             Outstanding       Exercisable
                               -----------         ------------             -----------       -----------
December 31, 1993                 692,000               427,000              $   5.39            $   4.58
 Granted                        1,690,000             1,070,500                  6.23                6.34
 Became exercisble                     --                    --                    --                  --
 Exercised                       (289,550)             (289,550)                 5.50                5.50
 Canceled or expired               (2,000)               (2,000)                 3.00                3.00
                               ----------           -----------              --------            --------
December 31, 1994               2,090,450             1,205,950              $   6.05            $   5.92
 Granted                          550,000               165,000                  6.69                6.69
 Became exercisable                    --               519,800                    --                7.00
 Exercised                       (509,000)             (509,000)                 4.01                4.01
 Canceled or expired              (75,000)              (75,000)                 6.69                6.69
                               ----------           -----------              --------            --------
December 31, 1995               2,056,450             1,306,750              $   6.70            $   7.15
 Granted                               --                    --                    --                  --
 Became exercisable                    --               320,750                    --                5.91
 Exercised                             --                    --                    --                  --
 Canceled or expired             (275,000)             (275,000)                 6.69                6.69
                               ----------           -----------              --------            --------
December 31, 1996               1,781,450             1,352,500              $   6.71            $   6.95
                               ==========           ===========              ========            ========




14. INCOME TAXES

   The Company's income tax expense consists of the following:


                                  1996                 1995                  1994
                               ----------           -----------           ------------
Current                        $       --           $        --           $     36,000
Deferred                               --                    --                     --
                               ----------           -----------           ------------
  Total                        $       --           $        --           $     36,000
                               ==========           ===========           ============

                             WRT ENERGY CORPORATION
                (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

  A reconciliation of the statutory federal income tax amount to the recorded expense follows:



                                                             1996                    1995                     1994
                                                        --------------          ---------------           ------------
Income (loss) before federal income tax                 $  (29,387,000)         $  (128,175,000)          $  4,366,000
Expected income tax (benefit) at statutory rate            (10,285,000)             (44,861,000)             1,451,000
Valuation Allowance                                          9,358,000               44,977,000               (557,000)
Tax deduction in excess of book for
  stock options exercised                                           --                 (144,000)              (677,000)
Net operating loss carryforward utilized                            --                       --               (190,000)
Reorganization costs                                           923,000                       --                     --
Other                                                            4,000                   28,000                  9,000
                                                        --------------          ---------------           ------------

Income tax expense recorded                             $           --          $            --           $     36,000
                                                        --------------          ---------------           ------------


        The tax effects of temporary differences and net operating loss carry forwards, which give rise to deferred tax assets (liabilities) at December 31, 1996 and 1995, respectively, are as follows:


                                                             1996                    1995
                                                        --------------          ---------------
Net operating loss carry forward                        $   19,002,000          $    10,350,000
Oil and gas property bases differences                      28,971,000               34,042,000
Other                                                        6,702,000                  957,000
                                                        --------------          ---------------
Total gross deferred tax asset                              54,675,000               45,349,000
Valuation allowance                                        (54,607,000)             (45,269,000)
                                                        --------------          ---------------

Deferred tax asset                                              68,000                   80,000
                                                        --------------          ---------------
Other                                                          (68,000)                 (80,000)
                                                        --------------          ---------------
Deferred tax liability                                         (68,000)                 (80,000)
                                                        --------------          ---------------
Net deferred tax asset (liability)                      $           --          $            --
                                                        ==============          ===============


        The Company has available tax net operating loss carry forwards of approximately $54,292,000 as of December 31, 1996. These carry forwards expire in varying annual amounts during the years 2006 through 2011. Prior to the Effective Date of the Plan, the Company does not believe that it is more likely than not that the net operating loss carry forward and other deferred tax assets are likely to be utilized prior to their expiration. As such, at December 31, 1996 the Company has recorded a valuation allowance for its net deferred tax assets in the amount of $54,607,000.

                            WRT ENERGY CORPORATION
               (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

15. EARNINGS (LOSS) PER SHARE

        The following schedule summarizes the calculation of earnings (loss) per common and common stock equivalent, assuming the exercise of the outstanding Common Stock options and warrants to purchase Common Stock, using the modified treasury stock method except in those periods when the inclusion of options and warrants is anti-dilutive.

                                                                      1996                   1995                    1994
                                                                ---------------         --------------          -------------
Net income (loss) before dividends
   on Preferred Stock                                           $   (29,387,000)        $ (128,175,000)         $   4,230,000
Dividends on Preferred Stock                                         (2,846,000)            (2,846,000)            (2,846,000)
                                                                ---------------         --------------          -------------

Total income (loss) available to
   common shareholders                                          $   (32,233,000)        $ (131,021,000)         $   1,384,000
                                                                ===============         ==============          =============

Average common shares outstanding                                     9,539,000              9,466,000              7,392,000
Common stock equivalents                                                     --                     --                400,000
                                                                ---------------         --------------          -------------

                                                                      9,539,000              9,466,000              7,792,000
                                                                ===============         ==============          =============

Earnings (loss) per common and
   common stock equivalent                                      $         (3.38)        $       (13.84)         $        0.18
                                                                ===============         ==============          =============

16. JOINT VENTURE AGREEMENT

        By a Joint Venture Agreement dated October 18, 1991, the Company entered into a joint venture to develop certain oil and gas properties with Tricore Energy Venture, L.P., a Texas limited partnership ("Tricore") and Stag Energy Corporation ("Stag").

        Under the terms of the Tricore agreements Tricore contributes the capitalization required to complete the development of selected prospects, and Stag and the Company contribute, or arrange for contribution of, the prospects to be developed.

        The allocation of the net income, profits, credits, gains and losses of the joint venture are distributed as follows:

                                              Initial         Ongoing
                                             Allocation      Allocation
                                             ----------      ----------
Tricore                                         70%             55%
WRT                                             25%             35%
Stag                                             5%             10%


       The distributions will convert from the initial to the ongoing allocation upon Tricore receiving aggregate distributions equal to 125% of its initial contributions to the joint venture.

       In March 1995, the Company contributed the K.G. Wilbert No. 1 well, located in Iberville Parish, Louisiana, the Atkinson No. 2 well, located in Hayes Field in Jefferson Davis Parish, Louisiana and State Lease 8396 #1 and #2 wells, located in South Atchafalaya Bay Field in St. Mary Parish, Louisiana, to the joint venture

                            WRT ENERGY CORPORATION
               (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)



and received $867,850 as compensation for the recompletion and field services rendered. The cash received was a recovery of costs incurred, and no field service revenues were recognized.

    In July 1994, the Company contributed a portion of its interest in the Exxon Fee #23 well, located in Lac Blanc Field in Vermilion Parish, to the joint venture and received $1,200,000 as compensation for the recompletion of the well. The cash received was a recovery of costs incurred and no field service revenues were recognized.

    In March 1993, the Company contributed the Delcambre No. 1 well, located in Tigre Lagoon Field in Vermilion Parish, Louisiana and the Summers No. 1 well located in North Rowan Field in Brazoria County, Texas, to the joint venture and received $2,000,000 as compensation for recompletion and wireline services rendered. The cash received was a recovery of costs incurred, and no field service revenues related to the recompletion and wireline services rendered were recognized.

    In March 1992, Tricore paid the Company $1,300,000 for the turnkey development of the Delcambre A-2 well located in Tigre Lagoon Field in Vermilion Parish, Louisiana. The Company used the funds to recover the costs of drilling the well and as compensation for wireline services rendered. The Company recognized field service revenues to the extent that cash received exceeded its costs in the property, however, no field service revenue was recorded related to the initial 25% joint venture interest received.

    The Company has provided Tricore with a limited production guarantee based on the minimum production schedule attached to the Tricore joint venture agreement. The minimum production schedule assumes that Tricore's cumulative share of the future gross production from jointly-owned properties will average 4,250 Mcf per day during the period between October 1, 1996 and September 30, 1997, 2,350 Mcf per day during the period October 1, 1997 and September 30, 1998, and 699 Mcf per day during the period October 1, 1998 and September 30, 1999. The minimum production also assumes that all future gas production allocated to Tricore will be sold at a price of $1.50 per Mcf. As long as either the actual volume of natural gas delivered or the gross revenue allocated to Tricore exceeds the cumulative values reflected in the minimum production schedule, the Company will have no current liability to Tricore under the production guarantee. Pursuant to the Joint Venture Agreement, if the production during any annual period, commencing October 1 through September 30, is less than the minimum production levels required by the Joint Venture Agreement, the Company is required to eliminate the annual production deficit by delivering sufficient quantities of gas from other properties in twelve equal monthly installments, commencing the following December 1, or by the issuance to the venture of registered debt or equity securities which have a full market value equal to the required payment. As collateral for the Company's obligations under the production guarantee, Tricore holds a partial assignment of an interest in the West Cote Blanche Bay Field. This 4.68% working interest (3.72% net revenue interest) assignment, was made subject to the terms and provisions of the Joint Venture Agreement. Upon satisfaction of the production guarantee, Tricore is required to execute and deliver a release of the partial assignment.

    As a result of significant production declines from jointly-owned properties, notably the Lac Blanc Exxon Fee #23 well, production did not currently exceed the minimum required under the guarantee for the period commencing October 1, 1995 to September 30, 1996. In addition, due to the substantial reserve losses incurred during 1995 and 1996, the estimated future gross revenues from the joint venture wells are not adequate over the remaining term of the guarantee. As a result, the Company has recorded in 1996 and 1995, minimum production guarantee charges of $5,555,000 and $3,591,000, respectively. The $9,146,000 liability recognized at December 31, 1996 represents the Company's estimated ultimate obligation to the joint venture, including the disallowance of certain tax credits as discussed below.

                            WRT ENERGY CORPORATION
               (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)



    Pursuant to the terms of the production guarantee, if any of the gas production from joint venture properties qualifies for the nonconventional fuels tax credit provided for by Internal Revenue Code Section 29, then 150% of that tax credit shall be included in the calculation of gross revenues for purposes of the guarantee. Based upon a certification by the Louisiana Department of Natural Resources ("DNR"), a significant amount of the production attributable to the joint venture qualified under Section 107(c)(2) of the Natural Gas Policy Act of 1978 (the "NGPA") as gas produced from geopressured brine. As required under the NGPA, the DNR's determination was forwarded to the FERC for review. In April 1995, the FERC reversed the position of the DNR, rejecting the qualification of the wells under Section 107(c)(2) of the NGPA. The Company appealed the FERC determination to the United States Court of Appeals for the Fifth Circuit, located in New Orleans, Louisiana. In February 1997, the United States Court of Appeals for the Fifth Circuit affirmed the FERC's determination.

    On January 14, 1997, the Company initiated an adversary proceeding to obtain a declaration of the invalidity of the security interests or liens securing Tricore's asserted Secured Claim of "up to $9,224,000" or alternatively for avoidance of such security interests or liens pursuant to Sections 544 and 547 of the Bankruptcy Code. Such suit is pending as of this date. On March 7, 1997, the Company also filed an objection to the asserted Claim of Tricore (i) under Section 502(d) of the Bankruptcy Code seeking to disallow such asserted Claim in full on the grounds that Tricore is the transferee of a transfer available under Sections 544 and 547 of the Bankruptcy Code, and (ii) under Section 502(c) of the Bankruptcy Code seeking to estimate such asserted Claim on the grounds that it is a contingent claim the liquidation of which would unduly delay the administration of the Reorganization Case. On June 19, 1997, Tricore filed an amendment to reduce their proof of claim to $9,064,000 from $9,224,000. Nevertheless, to the extent that Tricore is determined to be a secured claim, the Plan provides for the claim to be paid in full. See Note 18 for further discussion.

17. COMMITMENTS

    Leases

    As of December 31, 1996, the Company had no long-term, non-cancelable operating lease commitments. Rental expense for all operating leases for the years ended December 31, 1996, 1995 and 1994 was $207,000, $482,000 and
$364,000, respectively.

    During 1996, the Company terminated its office lease covering approximately 24,000 square feet in The Woodlands, Texas. The lessor asserted a secured claim in connection with the Company's reorganization case in the amount of $250,000 and an unsecured claim in the amount of $127,000, attributable to rental obligations and lease rejection damages associated with such lease. On April 22, 1997, the Bankruptcy Court granted the claimant an allowed secured claim of $118,000 and an allowed unsecured claim in the amount of $150,000.

    Lac Blanc Escrow Account

    In connection with its purchase of a 91% working interest in the Lac Blanc Field, the Company deposited $170,000 in a segregated trust account and agreed to make additional deposits of $20,000 per month until the accumulated balance of the trust account reaches $1,700,000. These funds are held in a segregated account for the benefit of the State of Louisiana to insure that the wells in the Lac Blanc Field are properly plugged upon cessation of production. In return for this financial commitment, the State has granted the sellers an unconditional release from their contingent liability to the state to plug and abandon the wells. When all

                            WRT ENERGY CORPORATION
               (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

   existing wells in the Lac Blanc Field have been properly plugged and abandoned, the funds in the trust account, should any remain, will revert to the Company. Due to the filing of the Reorganization Case in June 1996, the Company ceased contributions to the segregated account. At December 31, 1996, the Company had deposited $831,000 in this account.

       Under the Plan, the Company will fund the unfunded portion of the escrow and maintain future funding requirements.

       Plugging and Abandonment Funds

       The Company is contractually committed in its purchase contracts for the Initial LLOG Property and Remaining LLOG Properties to establish plugging and abandonment funds as allowed by Louisiana's Orphaned Well Act. The amount of and terms of payment into each fund will be established by the State of Louisiana upon completion of an independent study to be commissioned by the Company. As of December 31, 1996, the independent study has not been completed. Accordingly, the Company is unable to determine the amount and payment towards the future obligation related to these commitments. For financial accounting purposes, the estimated aggregate future plugging and abandonment cost for the Initial LLOG Property and the Remaining LLOG Properties were included in the Company's amortization rates for the properties.


       Under the Plan, the Company will fund the unfunded portion of the escrow and maintain future funding requirements.


       Reimbursement of Employee Expenses & Contributions to 401(k) Plan

       The Company sponsors a 401(k) savings plan under which eligible employees may choose to save up to 15% of salary income on a pre-tax basis, subject to certain IRS limits. At December 31, 1996, the Company is matching employee contributions with 25% cash contributions. During 1996, 1995 and 1994, the Company incurred $12,000, $22,000, and $26,000, respectively, in matching contributions expense associated with this plan.

       On or about March 26, 1996, the Company filed a Motion for Authority to Pay Pre-Petition Reimbursable Employee Expenses and Employer Matching Contributions to the 401(k) Plan, requesting that it be permitted to reimburse pre- petition employee expenses and to make matching 401(k) plan contributions which had fallen due pre-petition, collectively in amounts not to exceed $4,000 per person, the amount which would be allowable as a priority expense in bankruptcy. On April 30, 1996, the Bankruptcy Court entered an Order Authorizing Payment of Pre-Petition Reimbursable Employee Expenses and Employer Matching Contributions to the 401(k) Plan.

       Stay Bonus

       The Company's Board of Directors determined that it was necessary to provide a "stay bonus" to facilitate retention of employees during the Reorganization Case in view of the uncertainties of the future of the Company. The policy, approved by the Board, was to provide (1) certain designated "key" employees with a stay bonus of 50% of salary earned subsequent to the Petition Date, limited to a maximum of six months salary; and (2) non-"key" employees with a stay bonus of 25% of salary earned subsequent to the Petition Date, limited to maximum of three months' salary. A condition precedent to the receipt of such bonus is continued

                            WRT ENERGY CORPORATION
               (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

    employment through confirmation or a sale of a substantial portion of the Company's properties, unless permitted otherwise by order of the Bankruptcy Court under extenuating circumstances. On November 6, 1996, the Bankruptcy Court entered an Order Authorizing Company to Provide Employment "Stay Bonus" to Employees. The Company accrued $614,000 for these stay bonuses as of December 31, 1996. The stay bonuses were subsequently paid in June 1997.

18. CONTINGENCIES

       Bear Stearns Litigation

       On December 10, 1992, the Company, one of its executives, a former executive and others instituted a lawsuit against Bear, Stearns & Co. Inc. ("Bear Stearns"), Drake Capital Securities, Inc. ("Drake"), Steven Antebi ("Antebi") and Jerry Friedman ("Friedman") in the District Court of Harris County, Texas 133rd Judicial District. After settling with Drake and Friedman, the plaintiffs commenced trial on February 28, 1995. On March 21, 1995, the jury returned a verdict in favor of the Company and five of the Company's shareholders against Antebi for approximately $1,100,000. Pursuant to the jury verdict, advice of outside counsel and management's belief that recovery of its legal fees was probable, the Company recorded as a receivable approximately $1,100,000 of costs incurred in connection with the litigation. The Company, however, considered the jury verdict to be insufficient. Accordingly, the Company requested, and on August 4, 1995 was granted, a new trial. Absent the jury verdict from the original trial, and considering the uncertainty regarding the timing of possible recovery in a new trial, the Company and its outside counsel concluded that they could no longer consider the recovery of the receivable to be probable. Therefore, the Company recorded a provision for this receivable in the third quarter of 1995. Prior to commencement of the new trial, the case went to mediation and was settled on February 16, 1996 for $600,000 plus court costs of approximately $69,000, subject to the approval of the Bankruptcy Court. Consequently on April 22, 1996, WRT filed a Motion for Authority to Compromise the Bear Stearns Litigation, requesting that the settlement be approved and that the distribution of proceeds generated therefrom be authorized to the respective parties to the Litigation pursuant to the Settlement Agreement reached. Due to objections raised as to the distribution of the Bear Stearns Litigation Proceeds, the Bankruptcy Court approved the Settlement Agreement but instructed that a subsequent Motion be provided to resolve the issue of disposition of the proceeds. As a result, on August 27, 1996, WRT filed a Motion for Authorization to finally settle distribution of the Bear Stearns Litigation Proceeds. On September 10, 1996, the Bankruptcy Court approved such Motion and the proceeds have since been distributed accordingly, including the distribution of approximately $145,000 to WRT, which was recorded as Other Income for the year ended December 31, 1996. Settlement funds of $154,000 attributable to one of the Company's former executives has been held in escrow, pending final resolution of claims of the bankruptcy estates, if any, against the former executive.

       Tri-Deck/Perry Gas Litigation

       During 1995, the Company entered into a marketing agreement with Tri-Deck Oil and Gas Company ("Tri-Deck") pursuant to which Tri-Deck would market all of WRT's oil and gas production. Subsequent to the agreement, Tri-Deck's principal and WRT's Director of Marketing, James Florence, assigned to Plains Marketing its right to market WRT's oil production and assigned to Perry Oil & Gas its right to market WRT's

                            WRT ENERGY CORPORATION
               (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


   gas production. During early 1996, Tri-Deck failed to make payments to WRT attributable to several months of WRT's gas production. Consequently, the Company responded in two ways. First, on May 20, 1996, the Company filed a Motion to Reject the Tri-Deck Marketing Agreement. Second, on May 29, 1996, the Company initiated an adversary proceeding against Tri-Deck and Perry Oil and Gas ("Perry Gas"). Perry Gas was the party which ultimately purchased the Company's gas production for the months in question.

       With respect to the Motion to Reject, the Bankruptcy Court authorized the rejection and directed Tri-Deck and WRT to determine the amount of production proceeds attributable to WRT's June gas production which are payable to WRT. Consequently, Perry Gas thereafter made payment to WRT of the June gas proceeds less $75,000 for a set-off claim by Perry Gas, which is subject to further consideration by the Bankruptcy Court.

       Next, with respect to the adversary proceeding, WRT sought turnover by Tri-Deck and/or Perry Gas of all unpaid production proceeds payable to WRT under the marketing agreement and the issuance of a temporary restraining order and preliminary injunction against both parties to prevent further disposition of such proceeds pending outcome of the proceedings. On May 31,1996 the Bankruptcy Court entered a consensual temporary restraining order against both Tri-Deck and Perry Gas. On June 18, 1996, a Preliminary Injunction was entered by the Court which required Perry Gas to segregate into a separate depository account the funds due for the purchase of WRT's April and May 1996 gas production from Tri-Deck. Subsequently, upon motion by WRT the Court ordered such funds to be placed into the Bankruptcy Court's registry, as Perry Gas had made certain withdrawals from the separate depository account without authorization by the Court. Currently, funds in the amount of approximately $1,700,000 remain in the registry of the Court. Additionally, a dispute exists between WRT and Perry Gas as to additional funds owed by Perry Gas for the purchase of WRT's April and May 1996 gas production. Currently, the adversary proceeding remains pending as to the ultimate issue of ownership of proceeds. Tri-Deck has also filed an answer and counterclaim in which Tri-Deck is asserting, among other items, damages for tortuous interference of its contractual relationships with others. Recovery of the $1,700,000 receivable is dependent on the court rendering a favorable ruling on the issue. As of the date of the report, the court has not ruled on this issue. Although management believes that Tri-Deck's claim to the funds in the registry of the court is invalid, and the aforementioned counterclaim is without merit, for financial reporting purposes the receivable from Tri-deck was fully reserved for as of December 31, 1996. See also Notes 3, 5, and 19.

       Tricore Litigation

       On January 14, 1997, WRT initiated an adversary proceeding to obtain a declaration of the invalidity of the security interests or liens allegedly securing Tricore Energy Venture, LP's (Tricore's) asserted secured claim of "up to $9,064,000," (as amended) or alternatively for avoidance of such security interests or liens pursuant to Sections 544 and 547 of the Bankruptcy Code. See further explanation regarding Tricore at Note 16, "Joint Venture Agreement". Such suit is pending as of the date of this report. On March 7, 1997, the Company also filed an objection to both the allowance and amount of Tricore's claim.

                            WRT ENERGY CORPORATION
               (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


       Employment Litigation

       On September 28, 1995, a lawsuit was served against the Company, Arnoult Equipment and Construction, Inc., Steven S. McGuire, Donald J. Arnoult and others in the 24th Judicial District Court for the Parish of Jefferson, State of Louisiana. The plaintiff, the former president, chief executive officer and stockholder in certain oil field service companies used by the Company filed with the court exceptions of no cause of action, no right of action and vagueness. The Company's filing of the Reorganization Case has resulted in an automatic stay of this litigation. The Company believed the case to be without merit and that the outcome of the litigation would not have had a material effect on its financial condition or results of operations. On June 6, 1997, the Bankruptcy Court disallowed this lawsuit in full.

       Securities Litigation


       On December 18 and 19, 1995, two class-action suits were filed in the United States District Court for the Southern District of California, seeking damages on behalf of a purported class of persons who purchased the publicly-traded securities of the Company between October 20, 1993 and October 27, 1995. In these complaints, the plaintiffs have sued the Company, certain of its Board of Directors, certain of its officers and others, alleging joint and several liability for violations of Section 12(2) and
   Section 15 of the Securities Act of 1933. The plaintiffs also complain that all defendants violated Section 10(b) of the Securities Exchange Act of 1934 and Rule 10(b)(5) of the Securities Exchange Commission. The individual defendants are alleged to be liable under Section 20(a) of the Securities Exchange Act of 1934. On February 23, 1996, a Notice of Stay by reason of the Company's bankruptcy was filed in both actions. On March 21, 1996, all parties entered into a Stipulation whereby plaintiffs agreed to consolidate the two actions under an amended and consolidated complaint. On June 1, 1996, by agreement of all parties, the case was transferred to the Southern District of New York. This case is currently pending in the courts of the Southern District of New York. On April 28, 1997 the Bankruptcy Court disallowed this lawsuit in full as it relates to the Company. As a result of the Bankruptcy Court's disallowance of this lawsuit, the litigation will not have an effect on the Company's financial condition or results of operations.


       Title to Oil and Gas Properties

       During 1996, WRT received notice from a third party claiming that WRT's title has failed as to approximately 43 acres in the Bayou Pigeon Field. Some or all of the acreage in dispute is considered to be productive in three separate production units. Under the assumption that WRT's title is flawed, WRT's working interest in three units may be reduced to approximately 7% (5% Net Revenue Interest, ("NRI") 75% (63% NRI), and 95% (72% NRI). The financial statements as of and for the years ended December 31, 1996 and 1995, reflect operating results and proved reserves discounted for a substantial portion of this possible title failure. As the alleged title failure predates its ownership of the field, WRT is currently evaluating its recourse against the predecessors-in-title relative to this issue.

       Other unasserted claims against the Company may be alleged as a result of the Plan of Reorganization. Management cannot estimate the impact of such unasserted claims on the consolidated financial statements at December 31, 1996.

                            WRT ENERGY CORPORATION
               (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


19. EXAMINER'S REPORT

       On August 13, 1996, the Bankruptcy Court executed and entered its Order Appointing Examiner directing the United States Trustee to appoint a disinterested person as examiner in the Company's bankruptcy case.

       The Court ordered the appointed examiner ("Examiner") to file a report "of the investigation conducted, including any fact ascertained by the examiner pertaining to fraud, dishonesty, incompetence, misconduct, mismanagement or irregularity in the management of the affairs of the Company".

       Additionally, the Examiner investigated insider transactions involving current and former officers of the Company, the Company's purchase of oil and gas properties in the Napoleonville Field, the purchase of leases in the South Hackberry and East Hackberry Fields, transactions related to the purchase and sale of certain workover rigs and marine equipment and related contracts, the marketing of the Company's oil and gas production, claims acquisition by an investment company and transactions with a certain joint venture partner. The Examiner's final report dated April 2, 1997 recommends numerous actions for recovery of property or damages for the Company's estate which appear to exist and should be pursued. Management does not believe the resolution of the matters referred to in the Examiner's report will have a material impact on the Company's consolidated financial statements or results of operations.

       Pursuant to the Company's Plan, all of the Company's possible causes of action against third parties (with the exception of certain litigation related to recovery of marine and rig equipment assets and Tri-Deck), existing as of the effective date of the Plan, will be transferred into a "Litigation Trust" controlled by an independent party for the benefit of most of the Company's existing unsecured creditors. (The Company retains a 12% interest in the trust, net of Trustee Fees and expenses). Currently, management is aggressively pursuing those claims and causes of action against Tri-Deck and Perry Gas relating to the recovery of revenues for the sale of oil and gas production. See notes 5 and 18 for additional information. In addition, the company has instituted legal action to recover the aforementioned marine and rig equipment assets. See Note 4 for further details. The Company has not recognized the potential value of recoveries which may ultimately be obtained, if any, as a result of such causes of action, or possible future actions, in the accompanying consolidated financial statements.

20. SUPPLEMENTAL INFORMATION ON OIL AND GAS EXPLORATION AND PRODUCTION ACTIVITIES (UNAUDITED)

       The following is historical revenue and cost information relating to the Company's oil and gas operations located entirely in the southeastern United
   States:

                            WRT ENERGY CORPORATION
               (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


       Capitalized Costs Related to Oil and Gas Producing Activities


Proved Properties                         $ 77,541,000       $ 75,609,000
Accumulated depreciation, depletion
 and amortization                          (23,401,000)       (16,153,000)
                                          ------------       ------------

Proved properties, net                    $ 54,140,000       $ 59,456,000
                                          ============       ============

       Costs Incurred in Oil and Gas Property Acquisition and Development Activities


                          1996             1995              1994
                       -----------     -------------     -------------
Acquisition            $    --         $  87,379,000     $  25,823,000
Development              4,282,000        27,225,000        21,216,000
                       -----------     -------------     -------------
Total                  $ 4,282,000     $ 114,604,000     $  47,039,000
                       ===========     =============     =============

       Results of Operations for Producing Activities

       The following schedule sets forth the revenues and expenses related to the production and sale of oil and gas. The income tax expense is calculated by applying the current statutory tax rates to the revenues after deducting costs, which include depreciation, depletion and amortization allowances, after giving effect to the permanent differences. The results of operations exclude general office overhead and interest expense attributable to oil and gas production.


                                  1996             1995              1994
                               -----------     -------------     -------------
Revenues                       $ 24,019,000    $ 24,655,000      $ 11,034,000
Production costs                 15,095,000      11,673,000         3,888,000
Depletion                         7,216,000      12,645,000         2,836,000
                               ------------    ------------      ------------
                                  1,708,000         337,000         4,310,000
Income tax expense                   34,000           7,000            86,000
                               ------------    ------------      ------------
Results of operations from
 producing activities          $  1,674,000    $    330,000      $  4,224,000
                               ============    ============      ============


       Oil and Gas Reserves

       The following table presents estimated volumes of proved and proved developed oil and gas reserves, prepared by independent reserve engineers, as of December 31, 1996, 1995 and 1994 and changes in proved reserves during the last three years, assuming continuation of economic conditions prevailing at the end of each

                            WRT ENERGY CORPORATION
               (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


   year. Volumes for oil are stated in thousands of barrels (MBbls) and volumes for natural gas are stated in millions of cubic feet (Mmcf). The weighted average prices at December 31, 1996 used for reserve report purposes are $26.07 and $3.90 for oil and gas reserves, respectively.

       The Company emphasizes that the volumes of reserves shown below are estimates which, by their nature, are subject to revision. The estimates are made using all available geological and reservoir data, as well as production performance data. These estimates are reviewed annually and revised, either upward or downward, as warranted by additional performance data.


                                                1996                        1995                  1994
                                       ---------------------      ---------------------   ---------------------
                                          Oil          Gas            Oil         Gas         Oil         Gas
                                       --------     --------      --------     --------   --------     --------
       Proved Reserves:
       Beginning of the year             14,627       19,131         7,431       28,797      1,852       13,918
       Purchase of oil and gas
         reserves in place                 --           --          15,068       39,204      6,920        5,972
       Extensions, discoveries
         and other additions               --           --             960        4,235        112        5,762
       Revisions of prior reserve
         estimates                         ( 89)        (381)       (7,821)     (44,859)     1,806       13,451
       Current production                  (615)      (3,629)         (778)      (7,403)      (270)      (3,503)
       Sales of oil and gas reserves
         in place                          --           --            (233)        (843)    (2,989)      (6,803)
                                       --------     --------      --------     --------   --------     --------

       End of the year                   13,923       15,121        14,627       19,131      7,431       28,797
                                       ========     ========      ========     ========   ========     ========

       Proved developed reserves          9,550       11,687        10,209       16,663      3,738       20,814
                                       ========     ========      ========     ========   ========     ========

       The 1995 year-end reserve estimates prepared by Netherland, Sewell & Associates, Inc. ('NSAI') include significant downward revisions from previously reported volumes. Total reserves have decreased from approximately 205 billion cubic feet equivalents ('Bcfe'), as previously reported on a pro forma basis in the Company's 1994 Annual Report to Shareholders after considering the property acquisitions completed during 1995, to approximately 107 Bcfe at December 31, 1995. These year-end estimates decreased from amounts previously reported due to production of approximately 15 Bcfe and significant downward revisions by NSAI of previous estimates. Approximately 38 Bcfe of these revisions result from differences in professional opinion between NSAI and the Company's predecessor independent engineering firms, The Scotia Group, Huddleston & Co. and Veazey & Associates. These differences, many of which relate to classification of reserves within the different oil and gas reserve categories (i.e. proved, probable and possible) are due to the numerous engineering, geological and operational assumptions that generally are derived from limited data. Common assumptions, which involve the exercise of subjective professional judgment, include such matters as the areal extent and average thickness of a particular reservoir, the average porosity and permeability of the reservoir, the anticipated future production from existing and future wells, future development and production costs, and the ultimate hydrocarbon recovery percentage. Additional downward revisions are attributed to field development activity and production data during the year. Drilling and recompletion activities, including the unsuccessful well projects in the Company's East Hackberry and Bayou Penchant fields resulted in significant reserve losses. The mechanical failure of the Lac Blanc #23 well and the increased water production from the

                            WRT ENERGY CORPORATION
               (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)



field also had a negative effect on the Company's reserves at December 31, 1995. These events, coupled with revised geological interpretation utilizing recent well performance and reservoir data available, resulted in the further downward revision of approximately 45 Bcfe.

    Discounted Future Net Cash Flows

    Estimates of future net cash flows from proved oil and gas reserves were made in accordance with SFAS No. 69, "Disclosures about Oil and Gas Producing Activities." The following tables present the estimated future cash flows, and changes therein, from the Company's proved oil and gas reserves as of December 31, 1996, 1995 and 1994, assuming continuation of economic conditions prevailing at the end of each year.

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

                                               1996                 1995                 1994
                                          --------------      ----------------      ---------------
Future cash inflows . . . . . . . . . . . $  421,954,000      $   311,419,000       $   172,388,000
Future development costs  . . . . . . . .   (107,627,000)         (96,460,000)          (21,547,000)
Future production costs . . . . . . . . .    (90,558,000)         (89,187,000)          (31,453,000)
Future production taxes . . . . . . . . .    (46,703,000)         (35,411,000)          (17,199,000)
                                          --------------      ---------------       ---------------
Future net cash flows before
income taxes . . . . . . . . . . . . . .     177,066,000           90,361,000           102,189,000
10% annual discount for
estimated timing of
cash flows . . . . . . . . . . . . . . .     (78,399,000)         (38,994,000)          (37,667,000)
                                          --------------      ---------------       ---------------
Discounted future net cash
flows  . . . . . . . . . . . . . . . . .      98,667,000           51,367,000            64,522,000
Future income taxes, net of
10% annual discount  . . . . . . . . . .               -                    -           (11,600,000)
                                          --------------      ---------------       ---------------
Standardized measure of
discounted future net cash
flows  . . . . . . . . . . . . . . . . .  $   98,667,000      $    51,367,000       $    52,922,000
                                          ==============      ===============       ===============

                            WRT ENERGY CORPORATION
               (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


    Changes in Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves


                                                   1996                1995                  1994
                                               ------------       --------------        --------------
         Sales and transfers of oil and
         gas produced, net of
         production costs                      $ (8,924,000)      $  (12,982,000)       $   (7,146,000)
         Net changes in prices and
         development and production
         costs                                   55,345,000          (26,418,000)            1,202,000
         Acquisitions of oil and gas
         reserves in place, less
         related production costs                         -           62,974,000            43,891,000
         Extensions, discoveries and
         improved recovery, less
         related costs                                    -            4,859,000             5,354,000
         Revisions of previous quantity
         estimates, less related
         production costs                          (914,000)         (44,100,000)           21,364,000
         Sales of reserves in place                       -           (1,089,000)          (20,702,000)
         Accretion of discount                    5,137,000            6,452,000             1,989,000
         Net change in income taxes                       -           11,600,000            (9,747,000)
         Other                                   (3,344,000)          (2,851,000)           (1,316,000)
                                               ------------       --------------        --------------
         Total change in standardized
         measure of discounted future
         net cash flows                        $ 47,300,000       $   (1,555,000)       $   34,889,000
                                               ============       ==============        ==============


21. SUBSEQUENT EVENTS (UNAUDITED)

        On July 11, 1997, the Plan for WRT became effective pursuant to its terms and conditions. In addition, the transactions contemplated by the Plan to occur on the effective date of the Plan were consummated in accordance with the terms and conditions of the Plan. The terms, conditions, and contemplated transactions of the effective Plan are essentially the same as the terms, conditions, and contemplated transactions of the Plan detailed in
    Note 2 to the financial statements.

                             WRT ENERGY CORPORATION
                (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
                           CONSOLIDATED BALANCE SHEET

                                 (UNAUDITED)



ASSETS                                                                           JUNE 30, 1997
                                                                                 -------------
Current assets:
    Cash and cash equivalents                                                    $   3,611,000
    Accounts receivable, net of allowance for doubtful accounts of
       $4,716,000 for December 31, 1997 and $4,696,000 for June 30, 1996             3,881,000
    Prepaid expenses and other                                                         870,000
                                                                                 -------------
                                                                                     8,362,000

Cash held in escrow                                                                    851,000
Property and equipment, net - successful efforts method                             56,012,000
Debt issuance costs, net                                                               284,000
                                                                                 -------------
         Total assets                                                            $  65,509,000
                                                                                 =============


LIABILITIES AND SHAREHOLDERS' DEFICIT Current liabilities:
    Accounts payable and accrued liabilities                                     $   8,305,000
    Pre-petition liabilities not subject to compromise                              16,915,000
    Pre-petition liabilities subject to compromise                                 136,819,000
                                                                                 -------------
                                                                                   162,039,000

Shareholders' deficit:
    Preferred stock - $.01 par value, 1,265,000 authorized, 2,000,000 issued and outstanding at June 30, 1997 and
       December 31, 1996, respectively                                              27,677,000
    Common stock - $.01 par value, 9,539,207 authorized,
       50,000,000 issued and outstanding at June 30, 1997 and                           95,000
       December 31, 1996, respectively
    Paid-in capital                                                                 39,571,000
    Accumulated deficit                                                           (163,541,000)
    Treasury stock (35,100 shares at June 30, 1997 and
       December 31, 1996, respectively)                                               (332,000)

                                                                                 -------------
         Total shareholders' deficit                                               (96,530,000)

Commitments and contingencies
                                                                                 -------------
         Total liabilities and shareholders' deficit                             $  65,509,000
                                                                                 =============



        - See accompanying notes to consolidated financial statements -

                             WRT ENERGY CORPORATION
                (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                 (UNAUDITED)


                                                       SIX MONTHS ENDED JUNE 30,
                                                        1997              1996
                                                    ------------      ------------
Revenues:
    Gas sales                                       $  4,495,000      $  5,699,000
    Oil and condensate sales                           5,161,000         6,713,000
                                                    ------------      ------------
      Total revenues                                   9,656,000        12,412,000

Expenses:
    Production costs                                   5,108,000         6,839,000
    Depreciation, depletion and amortization           3,124,000         4,257,000
    General and administrative expenses                2,081,000         1,576,000
    Provision for doubtful receivable                    (20,000)        4,278,000
    Minimum production guarantee obligation                   --         2,778,000
                                                    ------------      ------------
                                                      10,293,000        19,728,000
                                                    ------------      ------------
      Loss from operations                              (637,000)       (7,316,000)
                                                    ------------      ------------
Interest expense                                       1,032,000         4,337,000
Other income, net                                        120,000            54,000
                                                    ------------      ------------
      Loss before reorganization costs and
          income taxes                                (1,549,000)      (11,599,000)
Reorganization costs                                   4,430,000         4,858,000
                                                    ------------      ------------
      Loss before income taxes                        (5,979,000)      (16,457,000)
Income taxes                                                  --                --
                                                    ------------      ------------
      Net loss                                        (5,979,000)      (16,457,000)
Undeclared dividends on preferred stock               (1,424,000)       (1,423,000)
                                                    ------------      ------------
      Net loss available to common shareholders     $ (7,403,000)     $(17,880,000)
                                                    ============      ============

Per common share:
    Loss per common and common equivalent
                                                    ============      ============
      share                                         $      (0.78)     $      (1.87)
                                                    ============      ============

    Average common and common equivalent
                                                    ============      ============
      shares outstanding                               9,539,000         9,539,000
                                                    ============      ============


        - See accompanying notes to consolidated financial statements -

                             WRT ENERGY CORPORATION
                (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (UNAUDITED)


                                                                               Six Months Ended June 30,
                                                                            ------------------------------
                                                                                1997              1996
----------------------------------------------------------------------------------------------------------
Cash flow from operating activities:
    Net loss                                                                $(5,979,000)     $(16,457,000)
    Adjustments to reconcile net loss to net cash provided by
      operating activities:
         Depreciation, depletion, and amortization                            3,124,000         4,257,000
         Provision for doubtful accounts and notes receivable                   (20,000)        4,278,000
         Amortization of debt issuance costs                                     83,000           454,000
         Write-off of debt issuance costs and Senior Notes discount                  --         5,492,000
    Changes in operating assets and liabilities:
      Accounts receivable                                                      (196,000)       (1,876,000)
      Prepaid expenses and other                                               (237,000)         (847,000)
      Accounts payable and accrued liabilities                                3,476,000       (20,607,000)
      Pre-petition liabilities subject to compromise                            226,000        24,476,000
      Pre-petition liabilities not subject to compromise                        180,000         1,505,000
      Minimum production guarantee obligation                                        --         2,778,000
                                                                            -----------      ------------
         Net cash provided by operating activities                              657,000         3,453,000
Cash flow from investing activities:
    Additions to cash held in escrow                                            (20,000)         (103,000)
    Additions to property and equipment                                      (2,237,000)       (2,354,000)
                                                                            -----------      ------------
         Net cash used in investing activities                               (2,257,000)       (2,457,000)
Cash flow from financing activities:
    Principal payments on borrowings                                            (16,000)         (257,000)
                                                                            -----------      ------------
         Net cash (used in) provided by financing activities                    (16,000)         (257,000)
    Net increase (decrease) in cash and cash equivalents                     (1,616,000)          739,000
    Cash and cash equivalents - beginning of year                             5,679,000         1,608,000
                                                                            -----------      ------------
    Cash and cash equivalents - end of year                                 $ 4,063,000      $  2,347,000
                                                                            ===========      ============

Supplemental Disclosures Of Cash Flow Information
    Interest paid                                                           $    28,000      $     18,000
    Income taxes paid                                                                --                --
Supplemental Information Of Non cash Investing And Financing Activities
    Undeclared dividends on preferred stock                                  (1,424,000)       (1,423,000)



        - See accompanying notes to consolidated financial statements -

                             WRT ENERGY CORPORATION
                (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)




(1)      DESCRIPTION OF BUSINESS

         WRT Energy Corporation, a Texas Corporation, and subsidiaries are referred to herein collectively as the Company. The Company is engaged in acquiring mature oil and gas properties in the Louisiana Gulf Coast and increasing both the current production and total oil and gas recovery through the use of advanced technologies, including sophisticated radioactive logging equipment owned by the Company and specialized fluid separation technologies. The Company seeks to acquire properties that were developed prior to the invention of cased-hole logging equipment in the 1970's and to reevaluate such properties with its own radioactive logging equipment. This new cased-hole data is then analyzed by experienced Company personnel to identify previously overlooked or deliberately untested formations that may yield new commercial oil and gas production. Previously produced formations are also studied to determine whether they can be restored to commercial production through the use of modern completion, stimulation and production practices or the application of the Company's fluid separation technologies.

         The consolidated financial statements include the accounts of WRT Energy Corporation and its wholly owned subsidiary, WRT Technologies, Inc. Until December 31, 1996, WRT owned 100% of the stock of two subsidiaries, Tesla Resources, Inc. ("Tesla") and Southern Petroleum, Inc. ("Southern Petroleum"). On that date, both Tesla and Southern Petroleum were merged into WRT with WRT emerging as the sole surviving corporation. In November 1996, WRT formed a wholly owned subsidiary, WRT Technologies, Inc., which was established to own and operate WRT's proprietary, radioactive, cased-hole logging technology. As of June 31, 1997, WRT Technologies, Inc. held only immaterial assets and had no operating activities. All significant intercompany transactions have been eliminated.

         Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting periods, to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                             WRT ENERGY CORPORATION
                (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


(2)      CHAPTER 11 BANKRUPTCY FILING

         On February 14, 1996, the Company filed a petition with the Bankruptcy Court for the Western District of Louisiana for protection under Chapter 11 of the Federal Bankruptcy Code. Upon filing of the voluntary petition for relief, the Company as debtor-in-possession, was authorized to operate its business for the benefit of claim holders and interest holders, and has continued to do so, without objection or request for appointment of a trustee. All debts of the Company as of February 14, 1996 are currently stayed by the bankruptcy petition and subject to compromise pursuant to such proceedings. The Company may operate its business and manage its assets in the ordinary course as debtor-in-possession, but must obtain court approval for transactions outside the ordinary course of business. Based on these actions, all liabilities of the Company outstanding at February 14, 1996 have been reclassified to estimated pre-petition liabilities.

         The accompanying financial statements of the Company have been prepared on a going concern basis, which contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business. As described above, the Company has filed for reorganization under Chapter 11 of the United States Bankruptcy Code. The consolidated financial statements do not include any adjustments relating to recoverability and classification of reported asset amounts or the amounts and classification of liabilities that might result from the ultimate resolution of the Plan of Reorganization. On the Effective Date of the Plan of Reorganization, the Company will utilize fresh-start reporting in accordance with the requirements of SOP 90-7. The application of SOP 90-7 will result in the creation of a new reporting entity having no retained earnings or accumulated deficit.

         On April 28, 1997, the Bankruptcy Court confirmed WRT's and DLBW's Joint Plan of Reorganization (the "Plan"). The Plan was consummated and became effective on July 11, 1997, on the Effective Date, New WRT allocated the actual reorganization value to the entity's assets as defined by Statement of Position number 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7").

         An unaudited pro forma condensed balance sheet reflecting the anticipated fresh start reporting had the reorganization plan become effective on June 30, 1997 is as follows:

                             WRT ENERGY CORPORATION
                (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)


                                                                              WRT
                                                           HISTORICAL   REORGANIZATION
                       ASSETS                                  WRT        ADJUSTMENTS    PRO FORMA
                                                            ---------      ---------      -------
Current assets:
     Cash and cash equivalents                              $   3,611      $   1,598      $ 5,209
     Accounts receivable                                        3,881          3,881
     Prepaid expenses and other                                   870            870
                                                            ---------      ---------      -------
        Total current assets                                    8,362          1,598        9,960
                                                            ---------      ---------      -------

Property and equipment, at cost
     Oil and natural gas properties
        subject to amortization                                79,763        (18,858)      60,905


     Oil and natural gas properties
        not subject to amortization                                --         18,887       18,887
     Other property and equipment                               5,300         (2,362)       2,938
        Accumulated depreciation,
           depletion and amortization                         (29,051)        29,051           --
                                                            ---------      ---------      -------
                                                               56,012         26,718       82,730
                                                            ---------      ---------      -------
Other assets                                                    1,135            (97)       1,038
                                                                                               --
                                                            ---------      ---------      -------

           Total assets                                     $  65,509      $  28,219      $93,728
                                                            =========      =========      =======

        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable, accrued expenses, and other          $   9,005      $  (1,564)     $ 7,441
     Pre-petition liabilities not subject to compromise        16,915        (16,915)          --
     Pre-petition liabilities subject to compromise           136,119       (136,119)          --
                                                            ---------      ---------      -------
        Total current liabilities                             162,039       (154,598)       7,441
                                                            ---------      ---------      -------

Long-term debt                                                     --         15,000       15,000
Deferred income taxes                                              --             --           --
Minority interest                                                  --             --           --

Shareholders' equity:
     Preferred stock                                           27,677        (27,677)          --
     Common stock                                                  95            126          221
     Additional paid-in capital                                39,571         31,495       71,066
     Retained earnings (deficit)                             (163,541)       163,541           --
     Treasury stock                                              (332)           332           --
                                                            ---------      ---------      -------
        Total shareholders' equity                            (96,530)       167,817       71,287
                                                            ---------      ---------      -------

           Total liabilities and shareholders' equity       $  65,509      $  28,219      $93,728
                                                            =========      =========      =======

See accompanying notes to unaudited pro forma consolidated financial statements.

                             WRT ENERGY CORPORATION
                (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


(3)      SENIOR NOTE OFFERING AND CREDIT FACILITY

         In February 1996, the Company offered 100,000 Units consisting of $100,000,000 aggregate principal amount of 13 7/8% Senior Notes Due 2002 and warrants to purchase an aggregate of 800,000 shares of the Company's Common Stock (the "Offering"'). The net proceeds from the Offering were used to acquire the Remaining LLOG Properties, to repay both the Bridge Loan and substantially all borrowings under the Credit Facility (defined herein) to acquire an additional working interest in the West Cote Blanche Bay Field and for general corporate purposes.

         The Company entered into a $40,000,000 credit facility (the "'Credit Facility") with International Nederlanden (U. S.) Capital Corporation ("INCC") that is secured by substantially all of the Company's assets. The Company has borrowings outstanding of $15,000,000, the maximum amount of borrowing available under the facility. On December 31, 1995, the Credit Facility converted to a term loan whereby quarterly principal payments of one-sixteenth of the outstanding indebtedness are due and payable.

         At December 31, 1996 and June 30, 1997, the Company was in default under certain financial covenants of the Credit Facility. In addition, due to the bankruptcy filing, the Company is in default under the Indenture. Accordingly, the debt has been classified as current in the Company's December 31, 1996 and June 30, 1997 financial statements. While in bankruptcy, INCC and holders of the Senior Notes are stayed from enforcing certain remedies provided for in the credit agreement and the Indenture. The Company has not made the interest payment on the Senior Notes or the Credit Facility since entering into Bankruptcy on February 14, 1996. As of July 11, 1997 the Company's reorganization plan was consummated and the INCC debt was paid off through issuance of a new $15,000,000 secured debt facility and the Senior Notes were canceled.


(4)      LOSS PER SHARE

         Loss per share computations are calculated on the weighted average of common shares and common share equivalents. Common stock options and warrants are considered to be common share equivalents and are used to calculate loss per common and common equivalent share except when they are anti-dilutive. Loss per common and common equivalent share for the six months ended June 30, 1997 does not reflect the exercise of the options and warrants or conversion of the preferred stock as the effect is anti-dilutive.


(5)      REORGANIZATION COSTS

         During the six months ended June 30, 1997, the company incurred $3,708,000 in reorganization costs, primarily consisting of professional fees and included the write off of $3.8 million of previously capitalized debt issuance costs.

                             WRT ENERGY CORPORATION
                (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


(6)      JOINT VENTURE AGREEMENT

         By a Joint Venture Agreement dated October 18, 1991, the Company entered into a joint venture to develop certain oil and gas properties with Tricore Energy Venture, L.P., a Texas limited partnership ("Tricore") and Stag Energy Corporation ("Stag").

         Under the terms of the Tricore agreements, Tricore contributes the capitalization required to complete the development of selected prospects, and Stag and the Company contribute, or arrange for contribution of, the prospects to be developed.

         The allocation of the net income, profits, credits, gains and losses of the joint venture are distributed as follows:

             Initial      Ongoing
            Allocation  Allocation
            ----------  ----------
Tricore        70%        55%
WRT            25%        35%
Stag            5%        10%

         The distributions will convert from the initial to the ongoing allocation upon Tricore receiving aggregate distributions equal to 125% of its initial contributions to the joint venture.

         In March 1996, the Company contributed the K.G. Wilbert No. 1 well, located in Iberville Parish, Louisiana, the Atkinson No. 2 well, located in Hayes Field in Jefferson Davis Parish, Louisiana and State Lease 8396 #1 and #2 wells, located in South Atchafalaya Bay Field in St. Mary Parish, Louisiana, to the joint venture and received $867,850 as compensation for the recompletion and field services rendered. The cash received was a recovery of costs incurred, and no field service revenues were recognized.

         In July 1994, the Company contributed a portion of its interest in the Exxon Fee #23 well, located in Lac Blanc Field in Vermilion Parish, to the joint venture and received $1,200,000 as compensation for the recompletion of the well. The cash received was a recovery of costs incurred and no field service revenues were recognized.

         In March 1993, the Company contributed the Delcambre No. 1 well, located in Tigre Lagoon Field in Vermilion Parish, Louisiana and the Summers No. 1 well located in North Rowan Field in Brazoria County, Texas, to the joint venture and received $2,000,000 as compensation for recompletion and wireline services rendered. The cash received was a recovery of costs incurred, and no field service revenues related to the recompletion and wireline services rendered were recognized.

         In March 1992, Tricore paid the Company $1,300,000 for the turnkey development of the Delcambre A-2 well located in Tigre Lagoon Field in Vermilion Parish, Louisiana. The Company used the funds to recover the costs of drilling the well and as compensation for wireline services rendered. The Company recognized field service revenues to the extent that cash received exceeded its costs in the property, however, no field service revenue was recorded related to the initial 25% joint venture interest received.

                             WRT ENERGY CORPORATION
                (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


         The Company has provided Tricore with a limited production guarantee based on the minimum production schedule attached to the Tricore joint venture agreement. The minimum production schedule assumes that Tricore's cumulative share of the future gross production from jointly-owned properties will average 4,250 Mcf per day during the period between October 1, 1996 and September 30, 1997, 2,350 Mcf per day during the period October 1, 1997 and September 30, 1998, and 699 Mcf per day during the period October 1, 1998 and September 30, 1999. The minimum production also assumes that all future gas production allocated to Tricore will be sold at a price of $1.50 per Mcf. As long as either the actual volume of natural gas delivered or the gross revenue allocated to Tricore exceeds the cumulative values reflected in the minimum production schedule, the Company will have no current liability to Tricore under the production guarantee. Pursuant to the Joint Venture Agreement ("Joint Venture Agreement"), if the production during any annual period, commencing October 1 through September 30, is less than the minimum production levels required by the Joint Venture Agreement, the Company is required to eliminate the annual production deficit by delivering sufficient quantities of gas from other properties in twelve equal monthly installments, commencing the following December 1, or by the issuance to the venture of registered debt or equity securities which have a full market value equal to the required payment. As collateral for the Company's obligations under the production guarantee, Tricore holds a partial assignment of an interest in the West Cote Blanche Bay Field. This 4.68% working interest (3.72% net revenue interest) assignment, was made subject to the terms and provisions of the Joint Venture Agreement. Upon satisfaction of the production guarantee, Tricore is required to execute and deliver a release of the partial assignment.

         As a result of significant production declines from jointly owned properties, notably the Lac Blanc Exxon Fee #23 well, production did not currently exceed the minimum required under the guarantee for the period commencing October 1, 1996 to December 31, 1996. In addition, due to the substantial reserve losses incurred during 1995 and 1996, the estimated future gross revenues from the joint venture wells are not adequate over the remaining term of the guarantee. As a result, the Company has recorded in 1995 and 1996, minimum production guarantee charges of $5,555,000 and $3,591,000 , respectively. The $9,146,000 liability recognized at December 31, 1996 represents the Company's estimated ultimate obligation to the joint venture, including the disallowance of certain tax credits as discussed below, net of estimated production volumes and gross revenues accruing to the joint venture based upon the Company's year-end estimates of proved oil and gas reserves which are zero.

         Pursuant to the terms of the production guarantee, if any of the gas production from joint venture properties qualifies for the nonconventional fuels tax credit provided for by Internal Revenue Code Section 29, then 150% of that tax credit shall be included in the calculation of gross revenues for purposes of the guarantee. Based upon a certification by the Louisiana Department of Natural Resources ("DNR"), a significant amount of the production attributable to the joint venture qualified under Section 107(c)(2) of the Natural Gas Policy Act of 1978 (the "NGPA") as gas produced from geopressured brine. As required under the NGPA, the DNR's determination was forwarded to the FERC for review. In April 1996, the FERC reversed the position of the DNR, rejecting the qualification of the wells under Section 107(c)(2) of the NGPA. The Company appealed the FERC determination to the United States Court of Appeals for the Fifth Circuit, located in New Orleans, Louisiana. In February 1997, the United States Court of Appeals for the Fifth Circuit affirmed the FERC's determination.

                             WRT ENERGY CORPORATION
                (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


         On January 14, 1997, the Company initiated an adversary proceeding to obtain a declaration of the invalidity of the security interests or liens securing Tricore's asserted Secured Claim of "up to $9,224,000" or alternatively for avoidance of such security interests or liens pursuant to Sections 544 and 547 of the Bankruptcy Code. Such suit is pending as of this date. On March 7, 1997, the Company also filed an objection to the asserted Claim of Tricore (i) under Section 502(d) of the Bankruptcy Code seeking to disallow such asserted Claim in full on the grounds that Tricore is the transferee of a transfer available under Sections 544 and 547 of the Bankruptcy Code, and (ii) under
Section 502(c) of the Bankruptcy Code seeking to estimate such asserted Claim on the grounds that it is a contingent claim the liquidation of which would unduly delay the administration of the Chapter 11 Case. On June 19, 1997, Tricore filed an amendment to reduce their proof of claim to $9,064,000 from $9,224,000. Nevertheless, to the extent that Tricore is determined to be a secured claim, the Plan provides for the claim to be paid in full. See Part II, Item 1 for further discussion.


(7) CONTINGENCIES

         On December 10, 1992, the Company, one of its executives, a former executive and others instituted a lawsuit against Bear, Stearns & Co. Inc. ("Bear Stearns"), Drake Capital Securities, Inc. ("Drake"), Steven Antebi ("Antebi") and Jerry Friedman ("Friedman") in the District Court of Harris County, Texas 133rd Judicial District. After settling with Drake and Friedman, the plaintiffs commenced trial on February 28, 1996. On March 21, 1996, the jury returned a verdict in favor of the Company and five of the Company's shareholders against Antebi for approximately $1,100,000. Pursuant to the jury verdict, advice of outside counsel and management's belief that recovery of its legal fees was probable, the Company recorded as a receivable approximately $1,100,000 of costs incurred in connection with the litigation. The Company, however, considered the jury verdict to be insufficient. Accordingly, the Company requested, and on August 4, 1996 was granted, a new trial. Absent the jury verdict from the original trial, and considering the uncertainty regarding the timing of possible recovery in a new trial, the Company and its outside counsel concluded that they could no longer consider the recovery of the receivable to be probable. Therefore, the Company recorded a provision for this receivable in the third quarter of 1996. Prior to commencement of the new trial, the case went to mediation and was settled on February 16, 1996 for $600,000 plus court costs of approximately $69,000, subject to the approval of the Bankruptcy Court. Consequently on April 22, 1996, WRT filed a Motion for Authority to Compromise the Bear Stearns Litigation, requesting that the settlement be approved and that the distribution of proceeds generated therefrom be authorized to the respective parties to the Litigation pursuant to the Settlement Agreement reached. Due to objections raised as to the distribution of the Bear Stearns Litigation Proceeds, the Bankruptcy Court approved the Settlement Agreement but instructed that a subsequent Motion be provided to resolve the issue of disposition of the proceeds. As a result, on August 27, 1996, WRT filed a Motion for Authorization to finally settle distribution of the Bear Stearns Litigation Proceeds. On September 10, 1996, the Bankruptcy Court approved such Motion and the proceeds have since been distributed accordingly, including the distribution of approximately $145,000 to WRT, which was recorded as Other Income for the year ended December 31, 1996. Settlement funds of $154,000 attributable to one of the Company's former executives has been held in escrow, pending final resolution of claims of the bankruptcy estates, if any, against the former executive.

                             WRT ENERGY CORPORATION
                (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

         During 1996, WRT received notice from a third party claiming that WRT's title has failed as to approximately 43 acres in the Bayou Pigeon Field. Some or all of the acreage in dispute is considered to be productive in three separate production units. Under the assumption that WRT's title is flawed, WRT's working interest in three units may be reduced to approximately 7% (5% Net Revenue Interest, ("NRI"), 75% (63% NRI), and 95% (72% NRI). The financial statements as of and for the years ended December 31, 1996 and 1996, reflect operating results and proved reserves discounted for a substantial portion of this possible title failure. As the alleged title failure predates its ownership of the field, WRT is currently evaluating its recourse against the predecessors-in-title relative to this issue.

         During 1996, the Company entered into a marketing agreement with Tri-Deck Oil and Gas Company ("Tri-Deck") pursuant to which Tri-Deck would market all of WRT's oil and gas production. Subsequent to the agreement, Tri-Deck's principal and WRT's Director of Marketing, James Florence, assigned to Plains Marketing its right to market WRT's oil production and assigned to Perry Oil & Gas its right to market WRT's gas production. During early 1996, Tri-Deck failed to make payments to WRT attributable to several months of WRT's gas production. Consequently, the Company responded in two ways. First, on May 20, 1996, the Company filed a Motion to Reject the Tri-Deck Marketing Agreement. Second, on May 29, 1996, the Company initiated an adversary proceeding against Tri-Deck and Perry Oil and Gas ("Perry Gas"). Perry Gas was the party which ultimately purchased the Company's gas production for the months in question.

         With respect to the Motion to Reject, the Bankruptcy Court authorized the rejection and directed Tri-Deck and WRT to determine the amount of production proceeds attributable to WRT's June gas production which are payable to WRT. Consequently, Perry Gas thereafter made payment to WRT of the June gas proceeds less $75,000 for a set-off claim by Perry Gas, which is subject to further consideration by the Bankruptcy Court.

         Next, with respect to the adversary proceeding, WRT sought turnover by Tri-Deck and/or Perry Gas of all unpaid production proceeds payable to WRT under the marketing agreement and the issuance of a temporary restraining order and preliminary injunction against both parties to prevent further disposition of such proceeds pending outcome of the proceedings. On May 31,1996 the Bankruptcy Court entered a consensual temporary restraining order against both Tri-Deck and Perry Gas. On June 18, 1996, a Preliminary Injunction was entered by the Court which required Perry Gas to segregate into a separate depository account the funds due for the purchase of WRT's April and May 1996 gas production from Tri-Deck. Subsequently, upon motion by WRT the Court ordered such funds to be placed into the Bankruptcy Court's registry, as Perry Gas had made certain withdrawals from the separate depository account without authorization by the Court. Currently, funds in the amount of approximately $1,700,000 remain in the registry of the Court. Additionally, a dispute exists between WRT and Perry Gas as to additional funds owed by Perry Gas for the purchase of WRT's April and May 1996 gas production. Currently, the adversary proceeding remains pending as to the ultimate issue of ownership of proceeds. Tri-Deck has also filed an answer and counterclaim in which Tri-Deck is asserting, among other items, damages for tortuous interference of its contractual relationships with others. Recovery of the $1,700,000 receivable is dependent on the court rendering a favorable ruling on the issue. As of the date of the report, the court has not ruled on this issue. Although management believes that Tri-Deck's claim to the funds in the registry of the court is invalid, and the aforementioned counterclaim is without merit, for financial reporting purposes the receivable from Tri-deck was fully reserved during the quarter ended December 31, 1996.

                             WRT ENERGY CORPORATION
                (A DEBTOR-IN-POSSESSION AS OF FEBRUARY 14, 1996)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

         Other unasserted claims against the Company may be alleged as a result of the Plan of Reorganization. Management cannot estimate the impact of such unasserted claims on the consolidated financial statements at June 30, 1997.


(8)      EXAMINERS REPORT

         On August 13, 1996, the Bankruptcy Court executed and entered its Order Appointing Examiner directing the United States Trustee to appoint a disinterested person as examiner in the Company's bankruptcy case. The Court ordered the appointed examiner ("Examiner") to file a report "of the investigation conducted, including any fact ascertained by the examiner pertaining to fraud, dishonesty, incompetence, misconduct, mismanagement or irregularity in the management of the affairs of the Company".

         Additionally, the Examiner investigated insider transactions involving current and former officers of the Company, the Company's purchase of oil and gas properties in the Napoleonville Field, the purchase of leases in the South Hackberry and East Hackberry Fields, transactions related to the purchase and sale of certain workover rigs and marine equipment and related contracts, the marketing of the Company's oil and gas production, claims acquisition by an investment company and transactions with a certain joint venture partner. The Examiner's final report dated April 2, 1997 recommends numerous actions for recovery of property or damages for the Company's estate which appear to exist and should be pursued. Management does not believe the resolution of the matters referred to in the Examiner's report will have a material impact on the Company's consolidated financial statements or results of operations.

         Pursuant to the Company's Plan of Reorganization, all of the Company's possible causes of action against third parties (with the exception of certain litigation related to recovery of marine and rig equipment assets and Tri-Deck), existing as of the effective date of the Plan, transferred into a "Litigation Trust" controlled by an independent party for the benefit of most of the Company's existing unsecured creditors. The Company retains a 12% interest in the trust, net of Trustee Fees and expenses. Currently, management is aggressively pursuing those claims and causes of action against Tri-Deck and Perry Gas relating to the recovery of revenues for the sale of oil and gas production. See Part II Item 1 for additional information. In addition, the company has instituted legal action to recover the aforementioned marine and rig equipment assets. See Part II, Item 1 for further details. The Company has not recognized the potential value of recoveries which may ultimately be obtained, if any, as a result of such causes of action, or possible future actions, in the accompanying consolidated financial statements.

                         PRO FORMA FINANCIAL INFORMATION



         The following pro forma consolidated balance sheet combines the accounts of the Company, WRT and Bonray Drilling Corporation ("Bonray"), and those of the West Cote Blanch Bay ("WCBB") properties purchased by DLB from Texaco Exploration and Production, Inc. assuming the purchases had occurred as of June 30, 1997. The pro forma consolidated statements of operations for the year ended December 31, 1996 and the six months ended June 30, 1997 have been prepared under the assumption that the purchases had occurred as of January 1, 1996. The pro forma financial information should be read in conjunction with the notes thereto, and the financial statements and related notes thereto, included elsewhere in this Form 8-K.

         The pro forma results of operations are not necessarily indicative of the Company's future operations. Particularly, the effect of WRT on the pro forma results is not indicative of the future effect which is expected by the Company. The Company plans to spend approximately $18,214,190 million during 1997 and 1998 to drill exploratory and developmental wells, including infill drilling from increased wellsite density, and to perform recompletions on certain of the WRT properties. While, these actions are expected to increase revenues from the WRT properties, no additional revenues or expenses from such drilling efforts are included in the accompanying pro forma financial statements.

         The Company's acquisitions of Bonray and WCBB were reported as subsequent events in the Company's 1996 annual report on Form 10-K. The financial statements of Bonray and WCBB have not been included in the Form 8-K, as the separate financial statements are not required.

                              DLB OIL & GAS, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1997
                                 (IN THOUSANDS)

                                                                                                 ADJUSTMENTS
                                                                   HISTORICAL             ------------------------
                                                            ------------------------         WRT                        PRO FORMA
                     ASSETS                                    DLB            WRT       REORGANIZATION   PRO FORMA     CONSOLIDATED
                                                            ---------      ---------      ---------      ---------      ---------
Current assets:
     Cash and cash equivalents                              $   7,115      $   3,611      $   1,598      $      --      $  12,324
     Accounts receivable                                       11,804          3,881             --           (860) (c)    14,825
     Prepaid expenses and other                                 1,178            870             --             --          2,048
                                                            ---------      ---------      ---------      ---------      ---------
        Total current assets                                   20,097          8,362          1,598           (860)        29,197
                                                            ---------      ---------      ---------      ---------      ---------

Property and equipment, at cost
     Oil and natural gas properties
        subject to amortization                               128,786         79,763         (4,971)        (1,009) (b)    189,069
                                                                                                           (13,500) (b)


     Oil and natural gas properties
        not subject to amortization                            24,497             --          5,000             --         29,497
     Other property and equipment                              24,630          5,300         (2,362)            --         27,568
        Accumulated depreciation,
          depletion and amortization                          (34,436)       (29,051)        29,051             --        (34,436)
                                                            ---------      ---------      ---------      ---------      ---------
                                                              143,477         56,012         26,718        (14,509)       211,698
                                                            ---------      ---------      ---------      ---------      ---------
Investments in Waggoner (Barbados LTD)                          3,239             --             --             --          3,239
Other assets                                                   16,243          1,135            (97)         5,101  (a)    22,382
                                                                   --             --             --        (20,244) (b)   (20,244)
                                                            ---------      ---------      ---------      ---------      ---------

          Total assets                                      $ 183,056      $  65,509      $  28,219      $ (30,512)     $ 246,272
                                                            =========      =========      =========      =========      =========

      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable, accrued expenses, and other          $  14,789      $   9,005      $  (1,564)        $ (860) (c) $  21,370
     Pre-petition liabilities not subject to compromise            --         16,915        (16,915)            --             --
     Pre-petition liabilities subject to compromise                --        136,119       (136,119)            --             --
                                                            ---------      ---------      ---------      ---------      ---------
        Total current liabilities                              14,789        162,039       (154,598)          (860)        21,370
                                                            ---------      ---------      ---------      ---------      ---------

Long-term debt                                                 80,073             --         15,000          5,101 (a)    100,174
Deferred income taxes                                          19,825             --             --             --         19,825
Minority interest                                                  --             --             --         36,534 (b)     36,534

Shareholders' equity:
     Preferred stock                                               --         27,677        (27,677)            --             --
     Common stock                                                  13             95            126           (221) (b)        13
     Additional paid-in capital                                57,910         39,571         31,495        (71,066) (b)    57,910
     Retained earnings (deficit)                               10,627       (163,541)       163,541             --         10,627
     Treasury stock                                              (181)          (332)           332             --           (181)
                                                            ---------      ---------      ---------      ---------      ---------
        Total shareholders' equity                             68,369        (96,530)       167,817        (71,287)        68,369
                                                            ---------      ---------      ---------      ---------      ---------

          Total liabilities and shareholders' equity        $ 183,056      $  65,509      $  28,219      $ (30,512)     $ 246,272
                                                            =========      =========      =========      =========      =========

See accompanying notes to unaudited pro forma consolidated financial statements.

                             DLB OIL & GAS, INC.
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        SIX MONTHS ENDED JUNE 30, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  HISTORICAL
                                                 ------------------------------------------     PRO FORMA       PRO FORMA
                                                   DLB       BONRAY       WCBB       WRT       ADJUSTMENTS     CONSOLIDATED
                                                 -------     -------      ----     --------      -------         -------
Revenues:
    Oil, natural gas and
       condensate sales                          $21,535     $    --      $722     $  9,656      $    --         $31,913
    Contract drilling                              7,220       1,635        --           --           --           8,855
    Other                                            920          13        --          140           --           1,073
                                                 -------     -------      ----     --------      -------         -------
       Total revenues                             29,675       1,648       722        9,796           --          41,841

Expenses:
    Lease operating                                5,798          --       291        5,108           --          11,197
    Contract drilling                              5,031       1,378        --           --           --           6,409
    Depreciation, depletion
       and amortization                            7,428         168        --        3,124        3,438 (d)      14,158
    General and administrative                     2,042         236        --        2,081         (416)(e)       3,943
    Interest                                       2,732           7        --        1,032          777 (g)       4,548
    Reorganization costs                              --          --        --        4,430       (4,430)(f)          --
    Other                                             --          25        --           --           --              25
                                                 -------     -------      ----     --------      -------         -------
       Total expenses                             23,031       1,814       291       15,775         (631)         40,280
                                                 -------     -------      ----     --------      -------         -------

Income (loss) before income taxes                  6,644        (166)      431       (5,979)         631           1,561
Income taxes                                       2,507          --        --           --       (1,919)(h)         588
                                                 -------     -------      ----     --------      -------         -------

Net income (loss)                                $ 4,137     $  (166)     $431     $ (5,979)     $ 2,550         $   973
                                                 =======     =======      ====     ========      =======         =======
Net income (loss) available to common
    shareholders                                 $ 4,137     $  (166)     $431     $ (7,403)     $ 7,286 (i)     $   973
                                                 =======     =======      ====     ========      =======         =======

Net income (loss) per common share               $  0.31                                                         $  0.07
                                                 =======                                                         =======
Weighted average common and
    common equivalent shares                      13,459                                                          13,459
                                                 =======                                                         =======


See accompanying notes to unaudited pro forma consolidated financial statements.

                              DLB OIL & GAS, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                    HISTORICAL
                                                 -----------------------------------------------      PRO FORMA        PRO FORMA
                                                   DLB         BONRAY        WCBB         WRT        ADJUSTMENTS     CONSOLIDATED
                                                 --------     --------     --------     --------     -----------     ------------
Revenues:
    Oil, natural gas and
       condensate sales                          $ 27,194     $     --     $  4,081     $ 24,019      $     --         $ 55,294
    Contract drilling                                  --       11,022           --           --            --           11,022
    Natural gas gathering, processing
       and transportation, net                        821           --           --           --            --              821
    Other                                             400           16           --          356            --              772
                                                 --------     --------     --------     --------      --------         --------
       Total revenues                              28,415       11,038        4,081       24,375            --           67,909

Expenses:
    Lease operating                                 7,382           --        2,762       15,095            --           25,239
    Contract drilling                                  --        8,731           --           --            --            8,731
    Depreciation, depletion
       and amortization                             8,938        1,229           --        7,973         6,562 (d)       24,702
    General and administrative                      2,485          846           --        3,210          (597)(e)        5,944
    Provision for doubtful accounts                    --           --           --        5,158            --            5,158
    Interest                                        1,582          128           --        5,562           934 (g)        8,206
    Minimum production guarantee
       obligation                                      --           --           --        5,555            --            5,555
    Impairment of long-lived assets                    --           --           --        3,864        (3,864)(d)           --
    Reorganization costs                               --           --           --        7,345        (7,345)(f)           --
    Other                                             208           --           --           --            --              208
                                                 --------     --------     --------     --------      --------         --------
       Total expenses                              20,595       10,934        2,762       53,762        (4,310)          83,743
                                                 --------     --------     --------     --------      --------         --------

Income (loss) before income taxes                   7,820          104        1,319      (29,387)       (4,310)         (15,834)
Income taxes                                        2,951           10           --           --        (2,961)(h)           --
                                                 --------     --------     --------     --------      --------         --------

Net income (loss)                                $  4,869     $     94     $  1,319     $(29,387)     $ (1,349)        $(15,834)
                                                 ========     ========     ========     ========      ========         ========
Net income (loss) available to common
    shareholders                                 $  4,869     $     94     $  1,319     $(32,233)     $ 10,117(i)      $(15,834)
                                                 ========     ========     ========     ========      ========         ========

Net income (loss) per common share               $   0.38                                                              $  (1.22)
                                                 ========                                                              ========

Weighted average common and
    common equivalent shares                       12,978                                                                12,978
                                                 ========                                                              ========


See accompanying notes to unaudited pro forma consolidated financial statements.

                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                       DECEMBER 31, 1996 AND JUNE 30, 1997



1.       BASIS OF PRESENTATION

         The accompanying unaudited pro forma consolidated financial information is presented to reflect the Company's purchase of WRT, Bonray and WCBB as described elsewhere herein. The unaudited pro forma consolidated balance sheet is presented as if the purchase occurred on June 30, 1997. The unaudited pro forma consolidated statements of operations for the year ended December 31, 1996 and the six months ended June 30, 1996 are presented as if the purchase occurred as of January 1, 1997.

         The accompanying unaudited pro forma consolidated financial information has been prepared based on estimates and assumptions deemed appropriate by the Company and does not purport to be indicative of the financial position or results of operations which would actually have been obtained if the purchase had occurred as presented in such statements, or which may be obtained in the future. In addition, future results may vary significantly from those reflected in the pro forma consolidated statements due to normal oil and natural gas production variations, price changes, future acquisitions and other factors, including the Company's drilling and developmental plans for the WRT properties.



2.       METHOD OF ACCOUNTING FOR THE PURCHASE

         The acquisition of WRT has been accounted for by using the purchase method. Accordingly, the assets acquired have been accounted for at their estimated "fair values" and the purchase price has been allocated to individual assets acquired based on the Company's estimates of such assets' relative value. Since the Company and its directors own in excess of 50% of the outstanding common stock of WRT and three of the Company's officers are also three of the five WRT directors, the Company consolidates the assets, liabilities, and operations of WRT into the Company's financial statements. The other owners' interest in WRT is reflected as a minority interest in the accompanying unaudited pro forma financial statements.

         The acquisition of Bonray has been accounted for by using the purchase method. Accordingly, the assets acquired have been accounted for at their estimated "fair values" and the purchase price has been allocated to individual assets acquired based on the Company's estimates of such assets' relative value. Fair value was determined by independent appraisal of Bonray's drilling rigs and related equipment.

         The assets acquired in the WCBB transaction have been accounted for at their estimated "fair values" and the purchase price has been allocated to individual assets acquired based on the Company's estimates of such assets' relative value. The WCBB assets were subsequently transferred to WRT as part of WRT's plan of reorganization. See Note 3 below for additional information regarding the WCBB properties.

3.       WRT REORGANIZATION


         WRT's plan of reorganization was consummated on July 11, 1997. The financial statements of WRT post-reorganization will be accounted for in accordance with Statement of Position 90-7 ("Financial Reporting by Entities in Reorganization Under the Bankruptcy Code") and will reflect the features of the consummated reorganization plan. The major features of the reorganization plan are as follows and are reflected in the accompanying unaudited pro financial statements in the "WRT Reorganization" adjustments column:

         Previously existing preferred and common shares were retired;
         Unsecured indebtedness, including trade accounts payable and subordinated notes, was converted into 11,703,000 shares of common stock;
         A rights offering of 3,800,000 shares was made at $3.50 per share, resulting in net proceeds to WRT of $13,300,000.
         DLB contributed its interest in WCBB for 5,000,000 shares of common stock;
         Assets and liabilities were adjusted to their fair value, with the increase or decrease in fair value recorded as an adjustment to equity;
         Accumulated deficit was restored to zero, with the change recorded as an adjustment to equity; Secured long-term debt of $15,000,000 was paid through the proceeds of a new $15,000,000 secured long-term debt agreement;
         Other secured claims were issued 952,000 shares of common stock; and Administrative claims of $1,564,000 were paid

4.    PRO FORMA ADJUSTMENTS

The following pro forma adjustments have been made to reflect the acquisitions:

         a) To reflect the borrowings made by the Company to acquire 1,689,000 common shares of WRT through the WRT rights offering and through capital expenditures made by the Company related to the assets of WCBB;

         b) To reflect the Company's acquisition of 9,050,000 of WRT common shares through the conversion of WRT indebtedness held by the Company and through the exchange of the assets of WCBB and resulting purchase accounting, including recognition of the minority interest in WRT held by other parties;

         c) To eliminate accounts receivable and accounts payable between the Company and WRT;

         d) To record incremental depreciation, depletion, and amortization on the WRT, Bonray and WCBB assets based upon the Company's purchase price allocation to the property and equipment for the period prior to acquisition by the Company;

         e) To eliminate redundant general and administrative costs and to capitalize certain of WRT's general and administrative costs which are capitalizable under the full cost pool method of accounting for oil and gas properties used by the Company;

         f) To eliminate the reorganization costs recognized by WRT prior to the Company's purchase of WRT;

         g) To recognize the additional interest expense associated with the borrowings made by the Company to fund the acquisitions as if the purchases were made as of January 1, 1996.

         h) To recognize pro forma income taxes based upon Federal and state statutory rates; and

         i) To eliminate the preferred dividends related to WRT preferred stock. The preferred stock was canceled as a result of the consummation of the WRT plan of reorganization.

5.       SUPPLEMENTAL PRO FORMA INFORMATION ON OIL AND NATURAL GAS OPERATIONS

         The following pro forma supplemental information regarding oil and natural gas activities is presented pursuant to the disclosure requirements promulgated by the SEC and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities."

Quantities of Oil and Natural Gas Reserves

         Set forth below is a pro forma summary of the changes in the net quantities of oil and natural gas reserves for the year ended December 31, 1996, as estimated by independent petroleum consultants and in-house engineers, assuming the purchases of WRT and WCBB were consummated as of January 1, 1996.


                                                Oil         Natural Gas
                                               (Bbls)          (Mcf)
                                             ----------     ----------
Proved reserves as of December 31, 1995       4,618,000     28,643,000
     Purchase of WRT                         14,627,000     19,131,000
     Purchase of WCBB                        12,442,000             --
     Extensions and discoveries                 270,000     30,186,000
     Purchase of reserves                     2,983,000     23,082,000
     Revisions of previous estimates           (626,000)     3,668,000
     Production                              (1,279,000)    (9,232,000)
                                             ----------     ----------
Proved reserves as of December 31, 1996      33,035,000     95,478,000
                                             ==========     ==========

Standardized Measure of Discounted Future Net Cash Flows

         The accompanying table reflects the pro forma standardized measure of discounted future net cash flows relating to the Company's interests in proved oil and natural gas reserves as of December 31, 1996, assuming consummation of the purchase of the WRT Properties as of December 31, 1996:

Future cash inflows                                          1,206,385,000
Future costs:
     Development                                              (218,945,000)
     Production                                               (350,292,000)
Future income tax expense                                     (145,935,000)
Future net cash flows                                          491,213,000
10% discount to reflect timing of cash flows                  (220,877,000)
Standardized measure of discounted future net cash flows       270,336,000
Discounted future net cash flows before income taxes           349,602,000

         Future cash inflows are computed by applying year-end prices of oil and natural gas relating to the year-end pro forma quantities of those reserves. Future development and production costs are computed by independent petroleum consultants and in-house engineers by estimating the expenditures to be incurred in developing and producing proved oil and natural gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions.

         Future income tax expenses are computed by applying the appropriate statutory tax rates to the future pro forma pretax net cash flows relating to proved reserves, net of the tax basis of the properties involved. The future income tax expenses give effect to permanent differences and tax credits, but do not reflect the impact of continuing operations.

Changes Relating to the Standardized Measure of Discounted Future Net Cash Flows

         Principal changes in the pro forma standardized measure of discounted future net cash flows attributable to proved reserves for the year ended December 31, 1996 is as follows, assuming consummation of the purchase of the WRT Properties as of January 1, 1996:

Balance as of December 31, 1995                               43,665,000
Purchase of WRT                                               51,367,000
Purchase of WCBB                                              32,236,000
Sales of oil and gas, net of production costs                (30,055,000)
Net changes in prices and production costs                   137,152,000
Extensions, discoveries, and improved recovery,
     net of future development costs                          51,292,000
Purchases of reserves                                         35,286,000
Development costs incurred during the period which
     reduced future development costs                          1,178,000
Revisions of quantity estimates                                    2,000
Accretion of discount                                         11,287,000
Net change in income tax                                     (47,662,000)
Other, primarily changes in timing                           (15,412,000)
Balance as of December 31, 1996                              270,336,000